CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Ordinary Shares with no par value	46,967,280	$30.66	$1,440,016,805	$185,474
Rights	169,082,209	$0	$0	$0

(1)	This prospectus supplement relates to offers and sales of the rights and ordinary shares in the United States.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457. Such estimate is based on the subscription price of € 22.50 per ordinary share and an exchange rate of $ 1.3627 per Euro, the foreign exchange reference rate of Euro for U.S. dollars set by the European Central Bank on June 4, 2014.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-184193

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 28, 2012)

Deutsche Bank Aktiengesellschaft

1,079,358,395 Rights

299,841,985 Ordinary Shares, € 22.50 per Ordinary Share

We, Deutsche Bank Aktiengesellschaft, are offering our shareholders the right to acquire up to 299,841,985 of our ordinary shares, which we refer to as our “new shares”. We have declared a capital increase by way of a rights offering, and are allotting one right to each ordinary share of Deutsche Bank AG outstanding at the close of business on June 5, 2014. The rights will grant their holders the right to acquire 5 new shares of Deutsche Bank AG for every 18 rights held against payment of a subscription price of € 22.50 per new share. On June 4, 2014, the closing price of our shares was $ 40.53 per share on the New York Stock Exchange and € 29.72 per share on the Frankfurt Stock Exchange (Xetra). Share rights may only be exercised for one single share or integral multiples thereof. No fractional shares will be issued.

We are issuing the rights and the new shares in Germany, the United Kingdom and elsewhere in addition to the United States; only a portion of them are being issued, offered or sold in the United States. The rights are expected to be traded on the Frankfurt Stock Exchange during the period from June 6, 2014 through June 20, 2014 and admitted to trading on the New York Stock Exchange during the period from June 6, 2014 through June 18, 2014.

•

Holders of rights held in The Depository Trust Company, which we refer to as “DTC” (including rights issued in respect of ordinary shares credited to DTC by Clearstream Banking AG, which we refer to as “Clearstream”) may subscribe for new shares by exercising their rights, at the subscription ratio stated above, from June 6, 2014 to 2:15 p.m. (New York time) on June 24, 2014.

•

Holders of rights issued in respect of ordinary shares held in the form of physical share certificates or direct registration statements, which we refer to as DRSs, deposited with Computershare Trust Company, N.A., which we refer to as “Computershare”, may subscribe for new shares by exercising their rights, at the subscription ratio stated above, from June 6, 2014 to 5 p.m. (New York Time) on June 24, 2014.

•

Holders of rights held directly in Clearstream may subscribe for new shares by exercising their rights, at the subscription ratio stated above, from June 6, 2014 to 5 p.m. (German time) on June 24, 2014.

Rights held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) or issued in respect of ordinary shares held in the form of physical share certificates or direct registration statements deposited with Computershare must be exercised via payment of $ 33.73 per new share subscribed, which we refer to as “the estimated U.S. dollar subscription price” and represents an excess of 10 % over the U.S. dollar equivalent of the Euro-denominated subscription price of € 22.50 per new share on June 4, 2014, based on the European Central Bank foreign exchange reference rate of Euros for U.S. dollars, which we refer to as the “ECB Reference Rate”, subject to refund of any eventual excess payment in the manner described in this prospectus supplement. Such rights may not be exercised via payment of the Euro-denominated subscription price of € 22.50 per new share. Rights not exercised as described above, including rights in excess of the nearest integral multiple of the subscription ratio, will expire and become null and void without the payment of any compensation.

We have entered into an underwriting agreement, pursuant to which the underwriters have agreed to underwrite and acquire all of the new shares and offer them to our shareholders for subscription. New shares as to which rights have not been exercised will be sold by the joint bookrunners on behalf of the underwriters in open market transactions or in an international offering at the subscription price set forth above following an institutional book building procedure commencing on or about June 25, 2014.

All new shares to be issued will be registered shares with no par value and will be of the same class as our existing ordinary shares.

Our shares trade on the New York Stock Exchange under the ticker symbol DB and we expect the rights to trade under the ticker symbol DB’RT.

Investing in the rights or ordinary shares involves risks. See “Risk Factors” beginning on page S-12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

	Price to Public	Discounts & Commissions(2)	Proceeds to Deutsche Bank AG(2)
Per Ordinary Share	€22.50	€0.4145	€22.09
Per Right	(1)	(1)	(1)
Total	€6,746,444,663	€124,287,426	€6,622,157,236

(1)	We expect to receive no proceeds from the initial offering and allotment of the rights.
(2)	Before expenses and taxes in connection with the offering.

We expect the new shares to be listed on the Frankfurt Stock Exchange and the New York Stock Exchange on or before June 25, 2014, and expect to deliver the new shares to our shareholders participating through our U.S. registrar, Computershare, or who hold their shares through DTC, on or about June 27, 2014, and to shareholders who hold their shares directly through Clearstream on June 25, 2014. We expect to deliver new shares that were not subscribed during the subscription period or that were excluded from subscription rights on or about June 27, 2014.

Sole Global Coordinator and Bookrunner

Deutsche Bank Aktiengesellschaft

Joint Bookrunners

UBS Investment Bank	Banco Santander		Barclays

COMMERZBANK	Goldman Sachs International		J.P. Morgan Securities plc

ABN AMRO	Banca IMI	BBVA	Citigroup

ING	MEDIOBANCA	SOCIETE GENERALE Corporate & Investment Banking	UniCredit Bank AG

Co-Lead Managers

Bankhaus Lampe	Crédit Agricole CIB	Jeffries	Mizuho International	NATIXIS
Nomura	Raiffeisen Centrobank	RBC Capital Markets	Standard Chartered Bank	Wells Fargo Securities

Prospectus Supplement dated June 5, 2014.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. References to “you” mean those who invest in the shares, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own shares registered in their own names on the books that we or the share registrar maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which we refer you. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of the date of this prospectus supplement only.

We are offering the rights and the new shares in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the rights and the new shares in some jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell rights or new shares and we are not soliciting an offer to buy rights or new shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom it is not permitted to make such offer or sale. We refer you to the information under “Plan of Distribution — Underwriting” in this prospectus supplement. The delivery of this prospectus supplement, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement is correct as of any time subsequent to that date.

In connection with the issue of the rights and the new shares, UBS Limited (or an agent or affiliate of UBS Limited) may effect transactions with a view to supporting the market price of the rights or new shares at a level higher than that which might otherwise prevail. However, there is no assurance that UBS Limited (or an agent or affiliate of UBS Limited) will undertake stabilization action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action must be conducted in accordance with all applicable laws and rules. See “Plan of Distribution — Underwriting — Stabilization and Other Trading Activities” in this prospectus supplement for more information.

Sales in the United Kingdom are subject to restrictions. Each of the underwriters has severally warranted to us for itself and its subsidiaries and any other persons acting on their behalf that:

1.

in connection with the issue or the sale of any new shares, it will only communicate any invitation or inducement to engage in such investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) in circumstances in which Section 21(1) of the FSMA is not applicable to the Bank; and

2.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the New Shares in, from or otherwise involving the United Kingdom.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies falling within Article 49(2)(a) to (d) of the Order, or (iv) other persons to whom it may lawfully be communicated, (all such persons together being referred to as “relevant persons”). The new shares are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such new shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In the underwriting agreement, the underwriters have also warranted that in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (Directive 2003/71/EC), as amended, with effect from and including the date on which the Prospectus Directive is implemented in the relevant member state, it has not made and will not make an offer of the new shares to the public other than in Germany or the United Kingdom except that (i) the offer is extended to legal entities which are required to be authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose main activity is to invest in financial instruments; (ii) to any legal entity which has two or more of (a) own funds of more than € 2,000,000; (b) a total balance sheet of more than € 20,000,000 and (c) an annual net turnover of more than € 40,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any issue, offering and sale of the subscription rights and new shares in Canada will be made under a Canadian offering memorandum only in those jurisdictions in Canada and to those persons where and to whom they may be lawfully offered for sale in Canada, and therein only by persons permitted to sell such subscription rights and new shares in Canada. The Canadian offering memorandum will consist of this prospectus supplement, the accompanying prospectus and additional prescribed Canadian disclosure. In connection with the issue of the subscription rights and sale of new shares to existing shareholders in Canada, we are required to file a rights offering notice, together with related documentation, and the Canadian offering memorandum with the Canadian securities regulatory authorities and make the Canadian offering memorandum available to shareholders in Canada in order for subscription rights to be issued to shareholders in Canada under an exemption from the requirement to file a prospectus with the Canadian securities regulatory authorities.

The new shares will not be offered in Japan.

References to “EUR” and “€” are to the Euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “U.S. dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

The Bank’s consolidated financial statements as of, and for, the years ended December 31, 2011, 2012 and 2013 and the three months ended March 31, 2014, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, were prepared in accordance with International Financial Reporting Standards, which we refer to as “IFRS”. The Bank’s consolidated and unconsolidated financial statements are stated in Euro.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-184193) we have filed with the SEC under the United States Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed or will file as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find Additional Information” on page 5 of the accompanying prospectus.

In lieu of the specific documents incorporated by reference listed on page 5 of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus the Annual Report of Deutsche Bank AG for the year ended December 31, 2013, filed on March 20, 2014, which we also refer to as Form 20-F for 2013. We also incorporate by reference in this prospectus supplement and the accompanying prospectus the Reports on Form 6-K of Deutsche Bank AG, including the exhibits if any thereto, filed on the following specified dates, but in each case only to the extent such Report on Form 6-K indicates that it is intended to be incorporated by reference in the registration statement on Form F-3 (File No. 333-184193): April 29, May 15, May 19, May 22 and June 5, 2014.

In addition to the documents listed in the accompanying prospectus and described above, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until this offering is completed. Reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Grosse Gallusstrasse 10-14, 60311 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-35395).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, with respect to our financial condition and results of operations. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe”, “anticipate”, “expect”, “intend”, “seek”, “estimate”, “project”, “should”, “potential”, “reasonably possible”, “plan”, “aim” and similar expressions to identify forward-looking statements. In this document, forward-looking statements include, among others, statements relating to:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses to the conditions and environment referenced above;

•	the aspirations and targets we have announced in connection with our “Strategy 2015+”;

•	the measures we intend to implement in connection with our “Strategy 2015+”;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

In addition, we may from time to time make forward-looking statements in our periodic reports to the United States Securities and Exchange Commission, which we refer to as the “SEC”, in our Reports on Form 6-K, annual and interim reports, invitations to annual general meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our management board, supervisory board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

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our success in implementing our strategic initiatives, including our “Strategy 2015+”, and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom;

•	the impact on us of litigation, investigations and regulatory enforcement actions to which we are or may in the future become subject; and

•

other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of the Form 20-F for 2013 and elsewhere in the Form 20-F for 2013, this prospectus supplement or the accompanying prospectus, and others to which we do not refer.

PROSPECTUS SUPPLEMENT SUMMARY

Overview

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the commercial register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany and our telephone number is +49-69-910-00.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We believe that we are the largest bank in Germany measured by total assets and one of the largest financial institutions in Europe and the world measured by total assets. As of March 31, 2014, on an unaudited basis, we had total assets of € 1,637 billion, total liabilities of € 1,581 billion and total shareholders’ equity of € 56 billion, in each case on the basis of International Financial Reporting Standards, which we refer to as “IFRS”. As of March 31, 2014, we employed 97,184 people on a full-time equivalent basis and operated in 71 countries out of 2,853 branches worldwide, 66 % of which were in Germany.

As of March 31, 2014, our share capital amounted to € 2,609,919,078.40 consisting of 1,019,499,640 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all seven German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our Form 20-F for 2013 and the other documents incorporated by reference herein for additional information and financial statements relating to us.

Recent Developments

Additional Tier 1 Capital Issuance

On April 28, 2014, our management board, with the approval of the Chairman’s Committee of the supervisory board, resolved to undertake an inaugural multi-currency issuance of Additional Tier 1 notes. The transaction had a total volume of approximately € 3.5 billion and was the first step towards reaching the overall targeted volume of approximately € 5 billion of Additional Tier 1 capital which we plan to issue by the end of 2015. The Additional Tier 1 notes are intended to be compliant with the “Regulation (EU) No 575/2013 on prudential requirements for credit institutions and investment firms” (Capital Requirements Regulation, or “CRR”) and the “Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms” (Capital Requirements Directive 4, or “CRD 4”). They were issued in transactions outside the United States not subject to the registration requirements of the Securities Act, and were not offered or sold in the United States. The Additional Tier 1 notes are intended to qualify as Additional Tier 1 instruments within the meaning of Art. 52(1) CRR (for further information on Additional Tier 1 capital, see “Recent Developments — Update on Regulatory Capital under CRR/CRD 4”).

Sale of The Cosmopolitan of Las Vegas

On May 15, 2014, we announced that we reached an agreement with Blackstone Real Estate Partners VII to sell Nevada Property 1 LLC, the owner of The Cosmopolitan of Las Vegas, a leading resort and casino. In the transaction, Blackstone Real Estate Partners VII agreed to acquire 100 % of The Cosmopolitan of Las Vegas for U.S.$ 1.73 billion in cash.

Acquisition of Shares by Paramount Services Holdings Ltd.

On May 18, 2014, we announced that we have agreed to place 59,931,506 new shares at a price of € 29.20 per share with Paramount Services Holdings Ltd., an investment vehicle ultimately beneficially owned and controlled by His Excellency Sheikh Hamad bin Jassim Bin Jabor al Thani, who intends to remain an anchor investor in Deutsche Bank AG. The transaction, which we structured as a capital increase excluding subscription rights, was not subject to the registration requirements of the Securities Act, and was not offered or sold in the United States.

Update on Capital and Strategy 2015+

On May 18, 2014, we announced a capital increase with proceeds expected to be approximately € 8 billion. The announced transaction includes the issuance of new shares with proceeds of € 1.75 billion to the anchor investor (as described above) and the fully underwritten rights issue that is the subject of this prospectus supplement. We also reaffirmed our commitment to our Strategy 2015+, and provided updated financial targets and further details of our growth strategy.

Summary of the Offering

The Offering

We are distributing to our shareholders one tradable right per ordinary share held at the close of business on June 5, 2014. The rights offering will consist of 299,841,985 new shares of no par value, each representing a notional par value of € 2.56 in the Bank’s share capital, which we refer to as the “new shares”. The rights will grant their holders the right to acquire 5 new shares of Deutsche Bank AG for every 18 rights held against payment of a subscription price of € 22.50 per new share. Up to 100,000 ordinary shares will be excluded from receiving subscription rights, based on the number of our own shares we hold in treasury at the close of business on June 5, 2014.

On June 4, 2014, the closing price of our ordinary shares was € 29.72 per ordinary share on the Frankfurt Stock Exchange (Xetra) and $ 40.53 per ordinary share on the New York Stock Exchange.

Background

On June 5, 2014, our management board resolved, with approval of our supervisory board granted on the same date, to make use of the authorized capital pursuant to Section 4 paragraphs 6 and 7 of our Articles of Association (Authorized Capital), to increase our share capital by € 767,595,481.60, from € 2,763,343,733.76, to € 3,530,939,215.36 by issuing 299,841,985 new shares against cash contributions.

The new shares will be fully fungible and rank pari passu with the existing ordinary shares. As such, they will be entitled to any distributions declared after the delivery date, including any dividends, if declared, for the financial year ending December 31, 2014.

Trading and Exercise of Rights

We expect the rights to trade on the Frankfurt Stock Exchange during the period from June 6, 2014 through June 20, 2014. We expect the rights to be admitted to trading on the New York Stock Exchange during the period from June 6, 2014 through June 18, 2014. We expect that the existing ordinary shares will trade on the Frankfurt Stock Exchange and the New York Stock Exchange “ex-subscription right” beginning on June 6, 2014.

Share rights may only be exercised for one single share or integral multiples thereof, meaning that holders may purchase 5 new shares for every 18 rights they hold. No fractional shares will be issued. Accordingly, even if you decide to exercise all of your rights, you may hold more rights than can be exercised for an integral number of new shares. You must either sell these excess rights or purchase enough additional rights to be able to subscribe for one more share. Any rights that are neither exercised nor sold by the applicable deadlines will expire without value.

The rights exercise period for rights held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) will run from June 6, 2014 until 2:15 p.m.

(New York Time) on June 24, 2014. The rights exercise period for rights held directly in the Clearstream system will run from June 6, 2014 until 5:00 p.m. (German Time) on June 24, 2014. Holders of rights issued in respect of ordinary shares held in the form of physical share certificates deposited with Computershare may subscribe for new shares by exercising their rights, at the subscription ratio stated above, from June 6, 2014 until 5:00 p.m. (New York Time) on June 24, 2014. Holders of rights are advised to seek and follow instructions from their custodian bank or broker in relation to the proper and timely exercise or sale of rights. Rights not exercised as described above, including rights in excess of the nearest integral multiple of the subscription ratio, will expire and become null and void without the payment of any compensation.

The preliminary subscription price for holders of ordinary shares held through DTC (including rights issued in respect of ordinary shares credited to DTC by Clearstream) or issued in the form of physical share certificates deposited with Computershare is $ 33.73 per new share, which represents an excess of 10 % over the U.S. dollar equivalent of the Euro-denominated subscription price of € 22.50 per new share on June 4, 2014, based on the ECB Reference Rate on that date. We refer to this as the estimated U.S. dollar subscription price. Such rights may not be exercised via payment of the Euro-denominated subscription price of € 22.50 per new share.

If, on the date that the underwriters pay us the Euro-denominated subscription price, which we expect will be June 25, 2014, the U.S. dollar equivalent of the Euro-denominated subscription price (€ 22.50), based on the ECB Reference Rate on that date, is less than the preliminary U.S. dollar subscription price, then Computershare will return any excess to the holder. If, on that date, the U.S. dollar equivalent of the Euro-denominated final subscription price, based on the ECB Reference Rate on that date, is more than the estimated U.S. dollar subscription price, then Computershare will send due bills to the relevant holder for the shortfall and shall hold the new shares subscribed for in escrow pending receipt of such shortfall from the relevant holder. See “The Offering — Conversion of U.S. Dollars to Euro.”

The exercise of rights is irrevocable and may not be withdrawn, cancelled or modified.

Subscription Agent	Computershare is acting as subscription agent in the United States.

Subsequent Offering

New shares for which rights have not been validly exercised prior to the end of the applicable rights exercise period may be sold by the joint bookrunners on behalf of the underwriters in an offering in the United States and, subject to applicable law, in other countries, and/or in open-market transactions. See “The Offering.”

Any proceeds from such sales, after deduction of applicable commissions and certain costs and expenses, will be for our benefit.

Underwriting Agreement

We have entered into an underwriting agreement, dated May 18, 2014, with a group of underwriters led by UBS Limited, Banco Santander, S.A., Barclays Bank PLC, COMMERZBANK Aktiengesellschaft, Goldman Sachs International and J.P. Morgan Securities plc. Subject to the satisfaction of the conditions set forth in the underwriting agreement, these underwriters have agreed to fully underwrite the new shares. See “Plan of Distribution — Underwriting.”

Existing Shares Held By the Bank

As of June 2, 2014, we directly or indirectly held a total of 72,751 treasury shares (including trading positions). Such shares are held to deliver awards granted under the employee equity compensation plans, including employee options. Additionally, we hold ordinary shares for market-making purposes. These shares will not be allocated rights in the offering.

Lock-up

In the underwriting agreement we have agreed, subject to certain exceptions (including with respect to the issuance of certain contingent capital instruments), that for a period ending six months after the first day of trading of the new shares, we will not issue or sell, directly or indirectly, any shares in our capital or any securities convertible into or exercisable or exchangeable for shares in our capital or enter into any arrangement that transfers the economic risk of ownership of shares in our capital, without the prior written consent of UBS Limited, which consent shall not be unreasonably withheld or delayed. See “Plan of Distribution — Underwriting — Lock-Up.”

For the avoidance of doubt, the foregoing restrictions do not apply to the issuance of new shares by Deutsche Bank to Paramount Services Holdings Ltd., which occurred prior to the offering that is the subject of this prospectus supplement. There is no lock-up agreement between Paramount Services Holdings Ltd. and us in connection with this offering.

Risk Factors

See “Risk Factors” beginning on page S-12 as well as in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors relating to us, our business and an investment in our rights and ordinary shares.

Dilution

In order to capture the value of the rights, the holder must exercise such rights as described in this prospectus supplement or sell such rights. If holders of rights do not exercise all of the rights allocated in respect of their holding of ordinary shares, the value of their holding of our ordinary shares will be diluted. See “The Offering — Dilution.”

Sole Global Coordinator and Bookrunner	Deutsche Bank Aktiengesellschaft

Joint Bookrunners

UBS Limited, Banco Santander, S.A., Barclays Bank PLC, COMMERZBANK Aktiengesellschaft, Goldman Sachs International, J.P. Morgan Securities plc, ABN AMRO Bank N.V., Banca IMI S.p.A., Banco Bilbao Vizcaya Argentaria, S.A., Citigroup Global Markets Limited, ING Bank N.V., Mediobanca - Banca di Credito Finanziario S.p.A., SOCIETE GENERALE and UniCredit Bank AG.

Co-Lead Managers

Bankhaus Lampe KG, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Jefferies International Limited, Mizuho International plc, NATIXIS, Nomura International plc, Raiffeisen Centrobank AG, RBC Europe Limited, Standard Chartered Bank and Wells Fargo Securities International Limited.

Stock Exchange Admission

We have applied or will apply to list the new shares on the Frankfurt Stock Exchange and for the new shares to be admitted for trading on the New York Stock Exchange. We expect the listings to become effective on or before June 25, 2014. The first trading day for the new shares is scheduled to be on June 25, 2014.

Use of Proceeds

We intend to use the net proceeds of the offering to strengthen further our regulatory capitalization and also to provide a buffer against future regulatory uncertainty and challenges that we do not currently foresee. We also plan to use a portion of the proceeds to make focused investments in order to take advantage of opportunities we perceive to be available across our business. At the date of this prospectus supplement, we have not determined any specific allocations of the proceeds.

Delivery, Payment and Certification

We expect to deliver the new shares to our shareholders participating through our U.S. registrar, Computershare, or who hold their shares through DTC, on or about June 27, 2014, and to shareholders who hold their shares directly through Clearstream on June 25, 2014, or such other date the joint bookrunners may determine. Delivery against payment will take place through the Clearstream system. The new shares will be issued in registered form.

International Securities Identification Numbers (ISIN)	Ordinary shares: DE0005140008

Rights: DE000A11QV10

CUSIPs	Ordinary shares: D18190898

Rights: D17698 107

German Securities Identification Number (WKN)	Ordinary shares: 514000

Rights: A11QV1

Ticker Symbols	Ordinary shares:

“DBK” (Frankfurt Stock Exchange)

“DB” (New York Stock Exchange)

Rights:

“DBKA” (Frankfurt Stock Exchange)

“DB’RT” (New York Stock Exchange)

RISK FACTORS

We have set forth risk factors in our Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. We have also set forth below additional risk factors including risk factors that relate specifically to this offering and the securities offered hereby. We may include further risk factors in subsequent reports on Form 6-K incorporated by reference in this prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus supplement.

Risks Related to the Bank and its Operations

A muted global economic recovery and persistently challenging market and geopolitical conditions continue to negatively affect our results of operations and financial condition in some of our businesses, while a continuing low interest environment and competition in the financial services industry have compressed margins in many of our businesses. If these conditions persist or worsen, we could determine that we need to make changes to our business model.

Although economic conditions slowly continue to improve in our core markets of Europe and the United States, economic growth appears to have slowed down during the first quarter of 2014, while heightened geopolitical tensions, such as those in connection with Ukraine and Russia, along with slower growth in China, have the potential to further undermine confidence in the global economic recovery. Some of our businesses, especially some businesses in our Corporate Banking & Securities (CB&S) division, continue to be materially affected by these economic and geopolitical uncertainties and by related declines in client activity levels, as well as by the protracted low interest rate environment. Reflecting this negative environment and our recent operating performance, Moody’s placed our long-term debt and deposit ratings on review for possible downgrade on May 6, 2014. On March 26, 2014, Fitch Ratings affirmed our long-term issuer default rating but moved the respective rating outlook from stable to negative, and on April 30, 2014, Standard & Poor’s affirmed our long-term issuer default rating but moved the respective rating outlook from stable to negative. Like many in the investment banking industry, we continue to rely on our trading and markets businesses as a primary source of profit. However, these “flow” businesses, in particular our fixed income securities franchise, continue to face an extremely challenging environment caused by cyclical uncertainty about the low interest rate environment, central bank intervention in markets and the gradual cessation thereof and overall sluggish economic growth. These negative effects have been exacerbated by long-term structural trends driven by regulation and competition that have further compressed our margins in many of our businesses. Should a combination of these factors continue to lead to reduced margins and subdued activity levels in our trading and markets business over the longer term, this could reflect structural challenges that may lead us to consider changes to aspects of our business model.

We operate in a highly and increasingly regulated and litigious environment, potentially exposing us to liability and other costs, the amounts of which may be substantial and difficult to estimate, as well as to legal and regulatory sanctions and reputational harm.

The financial services industry is among the most highly regulated industries. Our operations throughout the world are regulated and supervised by the central banks and regulatory authorities in the jurisdictions in which we operate. In recent years, regulation and supervision in a number of areas has increased, and regulators, governmental bodies and others have sought to subject financial services providers to increasing oversight and scrutiny, which in turn has led to additional regulatory investigations or enforcement actions. This trend has accelerated markedly as a result of the global financial crisis and the European sovereign debt crisis. In recent months, there has been a steep escalation in the severity of the terms which regulators and law enforcement authorities have required to settle legal and regulatory proceedings against financial institutions, with recent settlements including unprecedented monetary penalties as well as criminal sanctions. As a result, we may continue to be subject to increasing levels of liability and regulatory sanctions, and may be required to make greater expenditures and devote additional resources to addressing these liabilities and sanctions.

We and our subsidiaries are involved in various litigation proceedings, including civil class action lawsuits, arbitration proceedings and other disputes with third parties, as well as regulatory proceedings and investigations by both civil and criminal authorities in jurisdictions around the world. We expect that we will continue to experience a high level of litigation, regulatory proceedings and investigations. Litigation and regulatory matters are subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. We may settle litigation or regulatory proceedings prior to a final judgment or determination of liability. We may do so to avoid the cost, management efforts or negative business, regulatory or reputational consequences of continuing to contest liability, even when we believe we have valid defenses to liability. We may also do so when the potential consequences of failing to prevail would be disproportionate to the costs of settlement. Furthermore, we may, for similar reasons, reimburse counterparties for their losses even in situations where we do not believe that we are legally compelled to do so. The financial impact of legal risks might be considerable but may be hard or impossible to estimate and to quantify, so that amounts eventually paid may exceed the amount of provisions made for such risks.

Actions currently pending against us may not only result in judgments, settlements, fines or penalties, but may also cause substantial reputational harm to us. The risk of damage to our reputation arising from such proceedings is also hard or impossible to quantify. For example, we are unable to quantify the harm to our reputation that could arise from the investigation by the public prosecutor for the City of Munich of statements made by certain former and present management board members in connection with the litigation relating to the former Kirch Group.

In addition, the financial impact of legal risks arising out of matters similar to some of those we face have been very large for a number of participants in the financial services industry, with fines and settlement payments greatly exceeding what market participants may have expected and, as noted above, escalating steeply in recent months to unprecedented levels. The experience of others, including settlement terms, in similar cases is among the factors we take into consideration in determining the level of provisions we maintain in respect of these legal risks. Recent developments in cases involving other financial institutions have led to greater uncertainty as to the predictability of outcomes and could lead us to add to our provisions. Moreover, the costs of our investigations and defenses relating to these matters are themselves substantial. Further uncertainty may arise as a result of a lack of coordination among regulators from different jurisdictions, which may make it difficult for us to reach concurrent settlements with each regulator. Should we be subject to financial impacts arising out of litigation and regulatory matters to which we are subject in excess of those we have calculated in accordance with our expectations and the relevant accounting rules, our provisions in respect of such risks may prove to be materially insufficient to cover these impacts. This could have a material adverse effect on our results of operations, financial condition or reputation.

We are currently the subject of regulatory and criminal industry-wide investigations relating to interbank offered rates, as well as civil actions. Due to a number of uncertainties, including those related to the high profile of the matters and other banks’ settlement negotiations, the eventual outcome of these matters is unpredictable, and may materially and adversely affect our results of operations, financial condition and reputation.

We have received subpoenas and requests for information from various regulatory and law enforcement agencies in Europe, North America and Asia Pacific in connection with industry-wide investigations concerning the setting of London Interbank Offered Rate (LIBOR), Euro Interbank Offered Rate (EURIBOR), Tokyo Interbank Offered Rate (TIBOR) and other interbank offered rates. We are cooperating with these investigations.

The investigations underway have the potential to result in the imposition of significant financial penalties and other consequences for the Bank.

On December 4, 2013, we announced that we had reached a settlement with the European Commission as part of a collective settlement to resolve the European Commission’s investigations in relation to anticompetitive conduct in the trading of Euro interest rate derivatives and Yen interest rate derivatives. Under the terms of the settlement agreement, we agreed to pay € 725 million in total. We remain exposed to civil litigation and further regulatory action from other regulators and governmental bodies relating to these benchmarks.

In addition, a number of civil actions, including putative class actions, are pending in federal court in the United States District Court for the Southern District of New York and in other federal district courts against us and numerous other banks. All but two of these actions are filed on behalf of certain parties who allege that they held or transacted in U.S. dollar LIBOR-based derivatives or other financial instruments and sustained losses as a result of collusion or manipulation by the defendants regarding the setting of U.S. dollar LIBOR. These civil actions are still at a relatively early stage.

Regulators are also investigating numerous financial institutions in addition to us, and as details of these investigations and their findings have become public, the reported actions of some financial institutions have attracted substantial attention in the media and the markets, leading to further reputational risk for institutions like us that are currently subject to similar inquiries. In the period from mid-2012 to early 2014, four financial institutions entered into settlements with the U.K. Financial Conduct Authority (formerly the Financial Services Authority), U.S. Commodity Futures Trading Commission and U.S. Department of Justice (DOJ). While the terms of the various settlements differed, they all involved significant financial penalties and regulatory consequences. For example, two financial institutions’ settlements included a deferred prosecution agreement, pursuant to which the DOJ agreed to defer prosecution of criminal charges against the applicable entity provided that the financial institution satisfies the terms of the deferred prosecution agreement. The terms of the other financial institutions’ settlements included non-prosecution agreements, pursuant to which the DOJ agreed not to file criminal charges against the entities so long as certain conditions are met. In addition, affiliates of two of the financial institutions agreed to plead guilty to a crime in a United States court for related conduct.

We cannot predict the effect on us of the interbank offered rates matters, which could include fines levied by government bodies, damages from private litigation for which we may be liable, legal and regulatory sanctions and other consequences.

This uncertainty is further exacerbated by several factors outside of our control, such as the high profile of these matters and the contours of other financial institutions’ settlement negotiations. In addition, regulatory and law enforcement authorities may make assessments about the conduct of institutions in the industry as a whole, which may influence their actions with respect to us. Any fines, damages, legal or regulatory sanctions or other consequences may have a material adverse effect, beyond provisions taken, on our results of operations, financial condition or reputation.

A number of regulatory authorities are currently investigating us in connection with misconduct relating to manipulation of foreign exchange rates. The extent of our financial exposure to these matters could be material, and our reputation may suffer material harm as a result.

We have received requests for information from certain regulatory authorities globally who are investigating trading in the foreign exchange market. We are cooperating with these investigations. The investigations underway have the potential to result in the imposition of significant financial penalties and other consequences for us. Relatedly, we are conducting our own internal global review of foreign exchange trading. In connection with this review, we have taken, and will continue to take, disciplinary action with regards to individuals if merited. We are also named as a defendant in a consolidated putative class action brought in the United States District Court for the Southern District of New York alleging antitrust claims relating to the alleged manipulation of foreign exchange rates.

Many of these matters are still in their early stages and it is accordingly too early to estimate their outcome or any fines that may be levied by governmental bodies or damages that may be incurred from private litigation. A number of other financial institutions are also currently being investigated. Any settlements by these institutions may adversely affect the outcomes for other financial institutions, such as us, in similar actions, especially as large settlements may be used as the basis or template for other settlements. As a result, these matters may expose us to substantial monetary damages and defense costs in addition to criminal and civil penalties, and they could accordingly have a material adverse effect on our results of operations, financial condition or reputation.

A number of regulatory authorities are currently investigating or seeking information from us in connection with transactions with Monte dei Paschi di Siena. The extent of our financial exposure to these matters could be material, and our reputation may be harmed.

In February 2013 Banca Monte Dei Paschi Di Siena, which we refer to as “MPS”, issued civil proceedings in Italy against us alleging that we fraudulently or negligently assisted former MPS senior management in an accounting fraud on MPS, by undertaking repo transactions with MPS and “Santorini”, a wholly owned SPV of MPS, which helped MPS defer losses on a previous transaction undertaken with us. MPS claimed at least € 500 million in damages. Subsequently, in July 2013, the Fondazione Monte Dei Paschi, MPS’ largest shareholder, also issued civil proceedings in Italy for damages based on substantially the same facts. In December 2013, we reached an agreement with MPS in relation to the transactions that resolves the civil proceedings by MPS. The civil proceedings by the Fondazione Monte Dei Paschi remain pending.

There is also an ongoing criminal investigation by the Siena Public Prosecutor into the transactions and certain unrelated transactions entered into by a number of other international banks with MPS. No charges have yet been brought. Separately, we have also received requests for information in relation to the transactions from certain regulators relating to the original transactions, including with respect to our accounting for our MPS-related transactions and alleged failures by our management adequately to supervise the individuals involved in the matter. We are cooperating with these regulators and have commenced our internal employee disciplinary procedures. The extent of our financial exposure to these matters could be material, and our reputation may suffer material harm as a result of these matters.

Regulatory agencies in the United States are investigating whether our historical processing of certain U.S. Dollar payment orders for parties from countries subject to U.S. embargo laws complied with U.S. federal and state laws. The eventual outcomes of these matters are unpredictable, and may materially and adversely affect our results of operations, financial condition and reputation.

We have received requests for information from regulatory agencies concerning our historical processing of U.S. dollar payment orders through U.S. financial institutions for parties from countries subject to U.S. embargo laws. These regulatory agencies are investigating whether such processing complied with U.S. federal and state laws. In 2006, we voluntarily decided that we would not engage in new U.S. dollar business with counterparties in Iran, Syria, Sudan, North Korea and Cuba and to exit existing U.S. dollar business with such counterparties to the extent legally possible. In 2007, we decided that we will not engage in any new business, in any currency, with counterparties in Iran, Syria, Sudan and North Korea and to exit existing business, in any currency, with such counterparties to the extent legally possible; we also decided to limit our non-U.S. dollar business with counterparties in Cuba. To our knowledge, these matters are still in the investigative stage as of the date of this prospectus supplement, and we are cooperating with these regulatory agencies. However, a number of other financial institutions have previously settled matters of this nature by, among other things, payment of significant monetary penalties, and unconfirmed reports regarding potential settlements involving other financial institutions have appeared widely in the media. While we have no reliable basis on which to compare the ongoing investigations relating to us to any potential settlements involving other institutions, it is possible that any such settlements may influence regulatory agencies in their interactions with us. Although it is too early to determine the outcomes of the investigations to which we are subject, any eventual outcome of these matters is unpredictable, and may materially and adversely affect our results of operations, financial condition and reputation.

Since we published our Strategy 2015+ targets in 2012, macroeconomic and market conditions as well as the regulatory environment have been much more challenging than originally anticipated, and as a result, we have updated our aspirations to reflect these challenging conditions. If we are unable to implement our updated strategy successfully, we may be unable to achieve our financial objectives, or incur losses or low profitability or erosions of our capital base, and our share price may be materially and adversely affected.

In mid-2012, we conducted a strategic review of our business focused on adapting our business to the difficult economic and regulatory environment. As a result of this review, in September 2012, we published our strategic and financial aspirations for 2015 in our Strategy 2015+. However, due to the extremely challenging environment since 2012, as reflected by sluggish economic growth, difficult market conditions and increased litigation and regulatory costs, we have recently updated our aspirations and strategy for the Group and the Core Bank (consisting of our corporate divisions Corporate Banking & Securities (CB&S), Global Transaction Banking (GTB), Deutsche Asset & Wealth Management (DeAWM) and Private & Business Clients (PBC)). In addition to revising our aspirations to reflect current conditions, we plan to make focused investments in order to take advantage of client opportunities which we perceive to be available across our businesses, including with respect to our CB&S business, our digital banking offerings and our coverage of multinational corporate clients and high net worth individuals.

Our ability to meet our aspirations and implement our strategy is based on a number of key assumptions regarding the future economic environment, the regulatory landscape, and anticipated interest rates and central bank action. In addition, our aspirations on cost reduction and our cost-income ratio are based on the assumption that substantial outflows arising from litigation and investigations by 2016 will not occur at the levels at which they have occurred in 2013 (and at which they may continue to occur in 2014 and 2015). A number of internal and external factors could prevent the realization of our strategy’s anticipated benefits. In particular, if litigation and regulatory matters continue to occur at the same rate and magnitude as in recent years, we may not be able to achieve all of our Strategy 2015+ aspirations. In addition, the reignition of the European sovereign debt crisis, the recurrence of extreme turbulence in the markets in which we are active, weakness of global, regional and national economic conditions, geopolitical tensions, regulatory changes that increase our costs (i.e., CRD 4-induced changes to compensation) or restrict our activities, or increased investments required to be competitive could also negatively affect our ability to implement our strategy or realize the benefits from it. If we fail to implement our strategic initiatives in whole or in part or should the initiatives that are implemented fail to produce the anticipated benefits, or should the costs we incur to implement our initiatives exceed the € 4.0 billion we have anticipated, we may fail to achieve our financial objectives, or incur losses or low profitability or erosions of our capital base, and our share price may be materially and adversely affected.

The increasingly stringent regulatory environment to which we are subject, coupled with substantial outflows in connection with litigation and enforcement matters, may make it difficult for us to maintain our capital ratios at levels above those required by regulators or expected in the market.

Since 2008, governments, regulatory authorities and others have significantly tightened the prudential regulation of the financial services industry. These changes and the general lack of international regulatory coordination, including on implementation timetables, have created significant uncertainty for us, especially as regulatory authorities’ discretion in how to regulate banks has also substantially increased in recent years. For example, the European Central Bank, generally referred to as the ECB, is currently conducting stress tests on us and assessing the quality of our assets. Substantial uncertainty currently exists with respect to the ECB’s methodology for these exercises, and steps we may be required to take in response to these stress tests and asset quality assessments, or any failure by regulators to approve our stress test results and capital plans, could have a material adverse effect on our operations, results and future prospects. Shortfalls that such stress tests and asset quality reviews could reveal may demand the allocation of Common Equity Tier 1 (or CET 1) capital to cover them, placing further pressure on this key capital measure. The asset quality review may also impose higher provisions or additional capital requirements on us.

Apart from these ECB exercises, even though we currently comply with minimum regulatory capital rules under CRR/CRD 4, regulators may impose unexpected enhancements on us, that require us to hold capital in excess of the regulatory required minima. These may include, for example, material revisions to our risk-weighted assets calculation, changes in our deductions from our regulatory capital and the imposition of extra capital charges to cover financial and operational risk. These requirements may be in addition to regulatory capital buffers that may also be increased or be in addition to those already imposed on us, and could themselves materially increase our capital requirements.

In addition, the single resolution fund under the single resolution mechanism is expected to have a target size of approximately € 55 billion (based upon 1 % of deposits covered under the European deposit guarantee schemes directive), of which approximately € 15 billion is expected to be contributed by German banks. On this basis, we believe our contributions over the coming eight years to the single resolution fund might be substantial. We also expect that the changes to the European deposit guarantee schemes directive, which is currently pending publication, will, when transposed into German law, require new annual contributions by us to the German deposit protection guarantee scheme.

Moreover, new rules require us to hold and calculate capital separately for our operations in different jurisdictions. In the United States, the Federal Reserve Board has adopted rules that will impose enhanced prudential standards on our U.S. operations, potentially leading to higher capital and funding requirements for our U.S. operations. It is unclear whether such increased U.S. capital and other requirements as well as similar developments in other jurisdictions could lead to a fragmentation of supervision of global banks that could adversely affect our reliance on regulatory waivers allowing us to meet capital adequacy requirements, large exposure limits and certain organizational requirements on a consolidated basis only rather than also on a non-consolidated basis. Should we no longer be entitled to rely on these waivers, we would have to adapt and take the steps necessary in order to meet regulatory capital requirements and other requirements on a consolidated as well as a non-consolidated basis, which could result also in significantly higher cost.

Against this backdrop, our results of operation and financial condition have been negatively affected in recent quarters by a large number of claims, disputes, legal proceedings and government investigations. The extent of our financial exposure to these and other matters could continue to be material and could substantially exceed the level of provisions that we established for such litigation, regulatory and similar matters. In this environment, our compliance costs have also substantially increased.

As a result of the substantial uncertainties with respect to our calculation of our capital requirements and the potential outflows in respect of litigation and enforcement matters, we may, even after the addition to our capital that the shares being issued in this offering will provide, find it necessary or desirable to raise additional capital in the future to maintain capital levels at levels required by our regulators or viewed by market participants as necessary for our businesses in comparison with our international peers.

Risks Related to the Offering and the New Shares

If you do not exercise or sell your subscription rights within the allotted time, your rights will expire and become worthless.

You must take action to realize any value from your subscription rights. If you neither exercise your rights to purchase new Deutsche Bank AG common shares by June 24, 2014 nor sell your rights on the New York Stock Exchange by June 18, 2014, your subscription rights will expire with no value. If you take no action, your subscription rights will become null and void, and you will receive no compensation for any expired rights.

Our share price has been and may remain volatile.

Our share price has been volatile in the past. This was partially due to the high volatility in the securities markets in general and for the shares of banks in particular, especially in connection with the global financial crisis and the European sovereign debt crisis, and due to other developments that have influenced our net assets, financial condition and results of operations. In addition, factors that may influence our share price include investors’ opinions regarding the prospects for the success of our Strategy 2015+; current or potential future legal disputes; changes in the legal system or regulatory measures affecting us or the industries in which we maintain material loan exposures; failure to meet estimates by analysts; expectations of the market in regard to the development of the value and adequate capitalization of banks in general; investors’ estimates and the actual further development of banks in general; public declarations of insolvencies or similar restructuring measures and investigations of the accounting practices of other banks and the volatility of the market in general.

The holdings of shareholders who do not participate in this offering will be significantly diluted.

Subscription rights for new shares will expire if they are not exercised prior to the end of the subscription period. If a shareholder does not exercise the subscription rights granted to it, its percentage shareholding in Deutsche Bank will decline, and its voting rights will be diluted. This dilution will be proportional to the percentage rate by which our share capital is increased and the extent to which the shareholder does not participate in the capital increase.

The holdings of the shareholders may be significantly diluted by future capital increases.

In order to meet our need for capital, we may issue, in the future, shares or convertible bonds or warrants, for example to finance our business operations or to satisfy regulatory capital requirements. The future issuance of shares or the exercise of conversion or option rights on our shares may dilute shareholders’ voting rights and their percentage ownership in our company if the new shares are issued without granting subscription or similar rights, or to the extent such rights are not exercised.

If this offering is not consummated or if our share price declines sharply, the subscription rights will expire or become worthless.

The new shares will be subscribed by the underwriters with the undertaking to offer such shares (except for a fractional amount) to the shareholders for subscription. The underwriting of the new shares will be made on the basis of an underwriting agreement, from which the underwriters may withdraw under certain conditions. If the underwriting agreement is terminated prior to registration of the implementation of the capital increase with the commercial register, the offering will not take place and the subscription rights will expire and become worthless. Under these circumstances, investors will not be entitled to delivery of our shares. Any investors engaging in short selling transactions bear the risk of being unable to meet their obligation to deliver new shares. The agents brokering the subscription rights transactions will not reverse such short selling transactions. Investors who purchased subscription rights via a stock exchange will accordingly suffer a loss. If the underwriters withdraw from the underwriting agreement after the implementation of the capital increase is registered with the commercial register, the shareholders who exercised their subscription rights may acquire new shares at the subscription price.

Furthermore, the value of the subscription rights largely depends on the quoted market price of our shares. A decline in our share price will, therefore, have an adverse impact on the value of the subscription rights.

It is not certain that subscription rights trading will develop, and the subscription rights may be subject to greater quoted market price fluctuations than our shares.

We intend to provide for the subscription rights to be traded during the period from June 6, 2014 through June 20, 2014 on the regulated market of the Frankfurt Stock Exchange (Xetra and Xetra Frankfurt Specialist). Subscription rights are also expected to be traded on the New York Stock Exchange from June 6, 2014 to June 18, 2014. We do not intend to apply for subscription rights trading on any other stock exchange. We cannot assure that active subscription rights trading on a stock exchange will develop during this period or that there will be sufficient liquidity in subscription rights trading for the subscription rights during this period. The development of our quoted market price is one of the factors influencing the price of the subscription rights, which, however, may also be subject to considerably stronger price fluctuations than the shares.

We may not pay dividends in future financial years, be it because we do not generate any balance sheet profit available for distribution, or for other reasons.

A dividend may only be distributed if we have recognized a balance sheet profit available for distribution in our audited annual non-consolidated financial statements prepared under the German Commercial Code (Handelsgesetzbuch — HGB). Our earnings situation may not remain positive on a sustained basis or may deteriorate. This may result in our being unable to distribute dividends in future financial years, or we may be required to retain the distributable profits to support our capital base and recognize them in the reserves rather than distributing them. Furthermore, if we fail to meet the regulatory capital adequacy requirements or liquidity requirements under CRR/CRD 4 (including the combined buffer requirements), our regulators may suspend or limit the payment of dividends.

The exercise of rights by shareholders in the United States is subject to exchange rate risk.

If the U.S. dollar weakens against the Euro, holders in the United States subscribing for new shares will be required to pay more than the estimated U.S. dollar subscription price. The estimated U.S. dollar subscription price for holders of ordinary shares held through DTC (including rights issued in respect of ordinary shares credited to DTC by Clearstream) or issued in the form of physical share certificates deposited with Computershare is $ 33.73 per new share, which represents an excess of 10 % over the U.S. dollar equivalent of the Euro-denominated subscription price of € 22.50 per new share on June 4, 2014, based on the ECB Reference Rate on that date. This additional amount over and above the actual exchange rate for U.S. dollars into Euro is to increase the likelihood that the subscription agent will have sufficient funds to pay the subscription price in light of a possible appreciation of the Euro against the U.S. dollar between June 4, 2014 and the end of the subscription period, and to pay applicable taxes and any currency conversion expenses. If, on the date that the underwriters pay us the Euro-denominated subscription price, which we expect will be June 25, 2014, the U.S. dollar equivalent of the subscription price is less than the estimated U.S. dollar subscription price, then Computershare will return any excess to the holder. If, on the date that the underwriters pay us the Euro-denominated subscription price, the U.S. dollar equivalent of the Euro-denominated subscription price is more than the estimated U.S. dollar subscription price, then Computershare will send due bills to the relevant holder for the shortfall and shall hold the new shares subscribed for in escrow pending receipt of such shortfall from the relevant holder.

CAPITALIZATION & INDEBTEDNESS

The following table provides an overview of our capitalization as of March 31, 2014 and after implementation of this offering on the basis of our unaudited consolidated interim financial statements as of March 31, 2014. The information also takes into account the issuance of 59,931,506 new shares to Paramount Services Holdings Ltd., an investment vehicle ultimately beneficially owned and controlled by His Excellency Sheikh Hamad Bin Jassim Bin Jabor Al-Thani, through a capital increase prior to the offering which is the subject of this prospectus supplement (which we refer to as the “Pre-Placement”) and the issuances of Additional Tier 1 Notes in May 2014 with a nominal amount of approximately € 3.5 billion (which we refer to as the “AT1 Issuances”). The Pre-Placement and the AT1 Issuances were conducted outside the United States and were not subject to the registration requirements of the Securities Act. For details regarding the proceeds of this offering and their intended use, see “Use of Proceeds.” The information in the following tables should be read in conjunction with our unaudited consolidated interim financial statements as of March 31, 2014 and the related notes, which can be found in the Report on Form 6-K of Deutsche Bank AG filed on April 29, 2014, which is incorporated by reference into this prospectus supplement and accompanying prospectus to the extent indicated therein. The information in the column furthest to the right assumes a placement of all of the new shares at the subscription price of € 22.50 and that we will receive net proceeds before tax from the offering in the aggregate amount of € 6,622 million and net proceeds post tax in the aggregate amount of €6,634 million. This table reflects the receipt of the aggregate cash proceeds of this offering.

in € m.	March 31, 2014 (prior to implementation of the offering)	March 31, 2014 (after implementation of the Pre- Placement and the AT1 Issuances)	March 31, 2014 (after implementation of the Pre- Placement, the AT1 Issuances and the offering)
Debt(1)(2):
Long-term debt	132,895	132,895	132,895
Trust preferred securities	10,249	10,249	10,249
Long-term debt at fair value through profit or loss	9,665	9,665	9,665

Total debt	152,809	152,809	152,809

Shareholders’ Equity:
Ordinary shares (no par value)	2,610	2,763	3,531
Additional paid-in capital	25,993	27,577	33,443
Retained earnings	29,574	29,574	29,574
Ordinary shares in treasury, at cost	(9)	(9)	(9)
Equity classified as obligation to purchase common shares	—	—	—
Accumulated other comprehensive income, net of tax
Unrealized net gains (losses) on financial assets available for sale, net of applicable tax and other	481	481	481
Unrealized net gains (losses) on derivatives hedging variability of cash flows, net of tax	(107)	(107)	(107)
Unrealized net gains (losses) on assets classified as held for sale, net of tax	3	3	3
Foreign currency translation, net of tax	(2,847)	(2,847)	(2,847)
Unrealized net gains from equity method investments	56	56	56

Total shareholders’ equity	55,753	57,491	64,124

Additional equity components(3)	—	3,468	3,468

Noncontrolling interests	264	264	264

Total equity	56,017	61,222	67,856

Total capitalization(4)	208,826	214,031	220,665

1	€ 1,041 million (1%) of our debt was guaranteed as of March 31, 2014. This consists of debt of a subsidiary of Deutsche Postbank AG which is guaranteed by the German government.

2	€ 34,817 million (23%) of our debt was secured as of March 31, 2014.
3	Comprises Additional Tier 1 Notes with nominal amounts of € 1.75 billion, £ 650 million and U.S.$ 1.25 billion issued in May 2014.
4	Other than described above, there have been no material changes to our capitalization since March 31, 2014.

Due to rounding, numbers may not add up precisely to the totals provided.

EXCHANGE RATES

Germany’s currency is the Euro. For convenience, we translate some amounts denominated in Euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the Euro and the U.S. dollar will affect the U.S. dollar equivalent of the Euro price of our shares quoted on the German stock exchanges and, as a result, are likely to affect the market price of our shares on the New York Stock Exchange. These fluctuations will also affect the U.S. dollar value of cash dividends we may pay on our shares in Euros. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the average ECB Reference Rate for the Euro as reported by the European Central Bank for the Euro on the last business day of each month during the period indicated.

Year ended December 31,	Average
2009	1.3963
2010	1.3207
2011	1.4000
2012	1.2932
2013	1.3308

Three Months ended	Average
March 31, 2014	1.3706

The table below shows the recent high and low exchange rate for the U.S. dollar per Euro.

Month of 2013	High	Low
December	1.3814	1.3536

Month of 2014	High	Low
January	1.3687	1.3516
February	1.3813	1.3495
March	1.3942	1.3732
April	1.3872	1.3723
May	1.3953	1.3607
June (to June 4)	1.3645	1.3611

For purposes of this offering, we have used the ECB Reference Rate to determine the exchange rate at which U.S. dollars are to be converted into Euros to exercise rights to subscribe for new shares. The ECB Reference Rate is fixed and reported daily and can thus be used to translate U.S. dollars into Euros on the date of the closing in Germany. On June 4, 2014, the ECB Reference Rate was $ 1.3627.

RECENT DEVELOPMENTS

The following section describes recent developments that have occurred since we filed our Report on Form 6-K of Deutsche Bank AG on April 29, 2014 containing the results for the three months ended March 31, 2014.

Recent Developments

In April and May 2014, our Corporate Banking & Securities (CB&S) corporate division saw an ongoing challenging market environment with low customer volumes and low volatilities in many key areas. Based on its performance since March 31, 2014, we expect that CB&S revenues in the second quarter of 2014 may be lower than in the same period in 2013 by a similar to slightly greater extent than the year-over-year decline experienced in the first quarter of 2014, also affecting income before income taxes in the second quarter 2014 versus the corresponding period in 2013. Fixed income revenues have largely declined in the second quarter of 2014 versus the same period in 2013 at a pace that is broadly similar to that experienced in the first quarter of 2014, while equities revenues, which had increased in the first quarter of 2014, are now trending downward versus the same period in 2013. Our Private & Business Clients (PBC) corporate division’s income before income taxes in the first two months of the second quarter 2014 was below the comparison period 2013. Disregarding the positive impact of certain events in Postbank in 2013, income before income taxes in April and May 2014 was broadly in line with the prior year period, with higher revenues and a decline in provision for credit losses reflecting a continued positive economic environment in Germany, partly offset by a higher cost base, mainly related to higher cost-to-achieve as part of our OpEx program and higher infrastructure expenses. Since March 31, 2014, Global Transaction Banking (GTB) has recorded an improvement in income before income taxes versus the comparison period 2013 supported by a growth in underlying revenues in line with our strategy and a lower cost base. DeAWM’s performance in the first two months of the second quarter 2014 improved versus the comparison period 2013, mainly driven by lower costs to achieve in connection with the Operational Excellence (OpEx) program and cost efficiencies resulting from an improved operating and technology platform, partly offset by slightly lower revenues. Loss before income taxes in our Non-Core Operations Unit (NCOU) declined in April and May 2014 as compared to the same period in 2013. Lower revenues and an improved cost base reflect the effects from our de-risking strategy.

On April 28, 2014, our management board, with the approval of the chairman’s committee of the supervisory board, resolved to undertake an inaugural multi-currency issuance of Additional Tier 1 notes. The transaction had a total volume of approximately € 3.5 billion and was the first step towards reaching the overall targeted volume of approximately € 5 billion of CRR/CRD 4 compliant Additional Tier 1 capital which we plan to issue by the end of 2015. The transaction included the offering of the € 1.75 billion Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes, the £ 650 million Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes and the $ 1.25 billion Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes, which we together refer to as the AT1 Notes, which we issued in May 2014 in transactions outside the United States not subject to the registration requirements of the Securities Act, and were not offered or sold in the United States. The AT1 Notes are intended to qualify as Additional Tier 1 instruments within the meaning of Art. 52(1) CRR (for further information on Additional Tier 1 capital, see “— Update on Regulatory Capital under CRR/CRD 4”). The AT1 Notes were issued with warrants attached that provide the right to subscribe for a total of 30,250 of our new ordinary shares.

On May 15, 2014, we announced that we reached an agreement with Blackstone Real Estate Partners VII to sell Nevada Property 1 LLC, the owner of The Cosmopolitan of Las Vegas, a leading resort and casino. In the transaction, Blackstone Real Estate Partners VII agreed to acquire 100 % of The Cosmopolitan of Las Vegas for U.S.$ 1.73 billion, which will be paid in cash. The transaction is subject to regulatory approvals. We expect the sale to have a net positive impact on our CRR/CRD 4 fully loaded Common Equity Tier 1 ratio of approximately five basis points upon closing of the transaction. The Cosmopolitan of Las Vegas is held within the NCOU.

On May 18, 2014, we announced that we have agreed to place 59,931,506 new shares at a price of € 29.20 per share with Paramount Services Holdings Ltd., an investment vehicle ultimately beneficially owned and controlled by His Excellency Sheikh Hamad bin Jassim Bin Jabor al Thani, who intends to remain an anchor investor in Deutsche Bank AG, which we refer to as the “Anchor Investment”. The transaction, which we structured as a capital increase excluding subscription rights, was not subject to the registration requirements of the Securities Act, and was not offered or sold in the United States. Pursuant to the terms of the Anchor Investment, Paramount Services Holdings Ltd. has committed to exercise all of the subscription rights in the offering which is the subject of this prospectus supplement, which it is being allocated with respect to its entire shareholding in Deutsche Bank AG as of the record date. The capital increase in connection with the Anchor Investment was registered with the commercial register prior to the offering.

On May 18, 2014, we announced a capital increase with proceeds expected to be approximately € 8 billion. The announced transaction includes the issuance of new shares with proceeds of € 1.75 billion to the anchor investor (as described above) and the fully underwritten rights issue that is the subject of this prospectus supplement. We also reaffirmed our commitment to our Strategy 2015+, and provided updated financial targets and further details of our growth strategy.

At the date of this prospectus supplement, there have not been any material changes, other than those described above, to our results of operations and financial or liquidity position since March 31, 2014.

Update on Capital and Strategy 2015+

In mid-2012, we conducted a review of our business focused on adapting our strategy to a changing business environment, challenging macroeconomic conditions and more stringent regulatory and capital requirements. As a result of this review, in September 2012, we announced our strategic and financial aspirations for 2015 in our Strategy 2015+. Since September 2012, we believe we have made significant progress with respect to our Strategy 2015+ aspirations. In particular, our CRR/CRD 4 Common Equity Tier 1 ratio has improved significantly, and we have also achieved, as a result of our Operational Excellence (OpEx) Program, cumulative cost savings of approximately € 2.3 billion as of March 31, 2014 (while having spent approximately € 2.1 billion in costs to achieve the OpEx program from its inception to date). However, since we announced our Strategy 2015+ targets in 2012, macroeconomic and market conditions, on the one hand, and the regulatory environment, combined with the costs of litigation and investigations, on the other, have remained much more challenging than originally anticipated in 2012. In particular, protracted low interest rates, increased regulatory, investigation and litigation costs, and margin pressures have made it more challenging to meet some of the Strategy 2015+ targets in the originally planned timelines.

On May 18, 2014, we announced a series of measures to build our capital strength, enhance our competitiveness and invest in our client franchises. To achieve this, we are increasing our capital to improve our capital ratios and also to provide a buffer against future regulatory uncertainty and challenges that we do not currently foresee. The net proceeds of the Offering and the Anchor Investment are intended to be in addition to the € 5 billion of Additional Tier 1 capital we intend to issue by 2015. In this context, we have reaffirmed our commitment to our Strategy 2015+ and have restated our aspiration to be the leading client-centric global universal bank.

Our Updated Aspirations

Due to the challenging environment, we have also updated our aspirations for the Group. Our updated aspirations reflect our strategy with respect to our financial performance, but are subject to the assumptions and uncertainties described below. As such, they must be regarded only as our aspirations with regard to our financial performance by the dates indicated and not as forecasts, expectations, projections or assurances that the respective aspirations will be achieved by those dates or any other time. They do not and are not intended to indicate any likelihood as to whether we will ultimately be able to achieve them.

Our updated aspirations are detailed in the table below. The aspirations reflect our completion of the Anchor Investment, the offering that is the subject of this prospectus supplement, and our investment of the net proceeds thereof and redeployment of internal resources consistent with the strategic initiatives we announced on May 18, 2014. Some of the aspirations are expressed in the form of non-GAAP financial measures as we believe that adjustments to the related IFRS or IFRS-derived figures are appropriate for investors better to understand the aspirations in the context of certain factors that management believes do not reflect the underlying performance of our business.

Our updated Group aspirations
Capital	a CET 1 Ratio of more than 10%(1)
Leverage ratio	approximately 3.5 % by end of 2015(1)
Cost Savings	€ 4.5 billion p.a. by end of 2015(2)
Cost-income ratio	approximately 65 % adjusted in 2015(3) approximately 65 % reported in 2016(6)
Post-tax return on equity	approximately 12 % adjusted in 2015(4),(5) approximately 12 % reported in 2016(4),(6)

1	CRR/CRD 4, fully loaded, assuming no material regulatory changes to formula and calculation.
2	Gross savings, resulting from the implementation of the OpEx program.
3

Adjusted for litigation, costs to achieve, impairment of goodwill and intangible assets, policyholder benefits and claims, other severance costs and other divisional specific cost one-offs; divided by reported revenues.

4	Based on average active equity on a CRR/CRD 4 fully loaded basis and assuming a corporate tax rate of 30 – 35%.
5

Adjusted for litigation, costs to achieve, impairment of goodwill and intangible assets, other severance costs and excluding Credit Valuation Adjustments (CVA), Debt Valuation Adjustments (DVA) and Funding Valuation Adjustments (FVA).

6	Assumes that our costs for litigation and investigations will be significantly lower by 2016 than they were in 2013.

Our updated aspirations in 2015 for our core businesses
CB&S	adjusted post-tax return on equity of 13 % to 15%(1),(2)
PBC	reported IBIT of € 2.5 to € 3.0 billion
GTB	reported IBIT of € 1.6 to € 1.8 billion
DeAWM	reported IBIT of approximately € 1.7 billion

1	Based on average active equity on a CRR/CRD 4 fully loaded basis and assuming a corporate tax rate of 30 – 35%.
2

Adjusted for litigation, costs to achieve, impairment of goodwill and intangible assets, other severance costs and excluding Credit Valuation Adjustments (CVA), Debt Valuation Adjustments (DVA) and Funding Valuation Adjustments (FVA).

The CRR/CRD 4 fully loaded leverage ratio, the adjusted cost-income ratio, and the adjusted and unadjusted post-tax return on equity presented in the tables above are non-GAAP financial measures. For descriptions of these non-GAAP financial measures and the adjustments made to the most directly comparable financial measures under IFRS or CRR/CRD 4, as the case may be, please see the section “Additional Information — Note Regarding Non-GAAP Financial Measures” of this prospectus supplement.

We also announced on May 18, 2014 that we aspire to return surplus capital to shareholders – including in the form of competitive dividend payout ratios – in the long term. However, we cannot assure investors that we will pay dividends at any level, or at all, in any future period.

Assumptions and Risks Underlying our Aspirations

The updated aspirations we have announced, as described above, are based on a number of key assumptions. Underlying our aspirations and our strategy generally are assumptions that the new regulations to which we are subject will be implemented in line with our expectations, that global gross domestic product will grow in the range of 2 % to 4 % per annum over the relevant period, that there will be no major increases in interest rates before 2016 in the markets in which we operate and that central bank intervention in the U.S. financial markets will recede.

Our aspirations with respect to our CET 1 capital ratio also take into account the net proceeds of the Anchor Investment and the offering which is the subject of this prospectus supplement, our current expectations regarding the impact of regulatory requirements, efforts by management to reduce our balance sheet total and accretions to capital including retained earnings, if any. Based on our current calculation under the regulatory requirements as we currently understand them, we expect that our minimum CET 1 ratio requirement in 2019 will be 9%. This assumes a mandatory conservation buffer of 2.5 % under CRR/CRD 4 and a capital buffer for globally systemically important banks, which we refer to as “G-SIBs”, of 2 % based on our current status. However, depending on regulators’ future assessment of us, the G-SIB buffer could be increased to as much as 3.5%, and if European Union member states deem it necessary to address macroeconomic and systemic risks, they may instead impose a prudential buffer of up to 5%. In addition, our assumptions for our capital requirements in 2019 do not take into account the additional counter-cyclical buffer that regulators could impose of up to an additional 2.5%. Our aspirations also assume that the European Banking Authority’s requirements related to prudent valuation adjustments of fair valued positions will have a cumulative negative impact of € 1.5 billion to € 2 billion on our CET 1 capital levels. In addition, we have communicated our ambition to increase our RWAs to a range of € 380 billion to € 395 billion by the end of 2014, by balancing continued de-risking activities, both through dispositions in the NCOU unit as well as RWA reductions in the Core Bank, with our planned growth. This revised ambition also takes into account the increases in RWA that we currently expect to result from changes in the regulatory calculation of RWA.

Our aspirations with respect to our leverage ratio also take into account the net proceeds from the offering which is the subject of this prospectus supplement, our planned Additional Tier 1 capital issuance program, efforts by management to reduce our balance sheet total and accretions to capital including retained earnings, if any.

In addition, our aspirations are subject to market and economic uncertainties, including with respect to the protracted low interest rate environment that may, in future periods, impact our businesses more than we currently anticipate. The extent to which we are able to achieve our aspirations may also be impacted by regulatory changes that may affect our businesses differently than we currently expect. As a result, our costs could be higher than anticipated or, depending on the development of the regulatory environment, regulators could demand changes to our business model or organization that could reduce our profitability. Additionally, our results of operation and financial condition have been negatively affected in recent years by a large number of claims, disputes, legal proceedings and government investigations. If such matters continue to occur at the same rate and magnitude as in recent years, we may not be able to achieve all of our Strategy 2015+ aspirations. See the section “Risk Factors — Risks Related to the Bank and its Operations” of this prospectus supplement.

Our Update on Strategy 2015+: Key Strategic Measures

In addition to the updated financial aspirations, we also announced on May 18, 2014 that we intend, as part of our strategy regarding CB&S, to reshape our CB&S franchise to enable CB&S to achieve returns above its cost of capital while carefully balancing our market share in our various businesses with their profitability. We have communicated target RWAs at a level of up to € 200 billion in CB&S in 2016, with both changes in regulatory calculations of RWAs and growth playing roles in the increased level of RWAs.

In light of our updated aspirations, we plan to launch focused investments in order to take advantage of client opportunities which we perceive to be available across our businesses:

•

In order to pursue a focused growth strategy to invest in the businesses in the United States we perceive to be the most profitable, we intend to allocate resources (such as through hiring of senior professionals) to our financing business (leveraged debt capital markets, commercial real estate and emerging market debt), our client solutions business (credit solutions, prime finance and structured equity solutions) and corporate coverage across GTB and CB&S.

•

We also plan to transform our retail model in Europe by launching a digital investment program which will aim to provide new, alternative channels to enhance client access to our services and to digitally integrate front-to-back processes, with the aim to improve cost-efficiency. In this context, we plan to invest approximately € 200 million over the next three years to improve digital capabilities in PBC in Germany and Europe.

•

Building on previous investments to align cross-divisional cooperation, particularly between CB&S and GTB, on multinational corporate relationships, we also plan to invest to increase our coverage of multinational corporations through focusing on investing and increasing staffing in the Asia Pacific region and the United States as well as expanding our strong German franchise across central Europe, the Middle East, Africa and selected European geographies. To support these activities, we intend to hire up to 100 advisory and coverage professionals to support multi-national corporate clients.

•

We also intend to make focused investments in our wealth management business aimed at taking advantage of anticipated opportunities with respect to high net worth individuals. In this regard, we plan to increase the number of our managers in Asia, the Middle East, the United States and the United Kingdom covering high net worth individuals and to invest in integrated platforms and technology innovation (such as mobile platforms). In connection with these initiatives, we intend to increase the number of relationship managers in key wealth management markets by 15 % over the next three years.

We aspire to achieve our Strategy 2015+ target of € 4.5 billion in cumulative savings under our Operational Excellence (OpEx) program and to achieve a reported cost-income ratio of 65 % by 2016 even as we expect the costs to us for regulatory compliance to increase by € 1 billion to € 2 billion over this period. Our aspirations on cost reduction and our cost-income ratio are based on the assumption that substantial outflows arising from litigation and investigations by 2016 will not occur at the levels at which they have occurred in 2013 (and at which they may continue to occur in 2014 and 2015), and that costs to achieve the OpEx Program will total approximately € 4 billion. In order to achieve this ambition, we intend to balance management efforts to reduce costs under the OpEx program with the additional costs that we expect will result from business growth and regulatory and capital costs. These costs include establishing new regulatory control capabilities, integrating platforms and enhancing end-to-end processes, strengthening our regulatory framework and changing our compensation in anticipation of CRR/CRD 4.

Outlook

The Global Economy

Due to a noticeable upturn in the U.S. economy, we expect global economic growth to accelerate to well over 3 % over the course of 2014, and to reach nearly 4 % in 2015 so that global growth in 2015 would slightly exceed the average of the last ten years. Over the course of 2014, we expect growth in the U.S. to increase significantly from its levels at the beginning of 2014, when the cold weather dampened economic growth. Reflecting this sentiment, we anticipate that average growth in real GDP will be 2.6 % in 2014, likely rising to 3.8 % in 2015.

Against the backdrop of a continuing expansionary monetary policy and a less restrictive fiscal policy, we expect that economic growth in the eurozone is likely to strengthen and to reach an average of 1.1 % in 2014. We consider economic growth of 1.5 % to be possible in 2015. In our view, Germany will likely remain the fastest growing economy of the larger eurozone countries, with expected economic growth of 1.8 % in 2014 and 2 % in 2015. We expect the recovery of the economy in the United Kingdom to continue and an annual GDP growth rate of 2.9 % in 2014, which is likely to migrate towards its long-run average of just over 2 % in 2015. The Bank of Japan’s expansive monetary policy and the relative weakness of the yen have made the Japanese economy more dynamic, but an increase in value-added tax will probably, in our view, lead to considerable headwinds affecting consumption in the second quarter of 2014 and cause a temporary slump in economic growth. We therefore expect Japanese average annual economic growth to decline to 0.4 % in 2014 and to return to nearly 1.5 % in 2015, once this tax increase ceases to have an effect. The combined average growth of industrialized countries will, in our view, probably accelerate to 1.9 % in 2014, and reach 2.6 % in 2015.

We expect the economic growth of emerging and developing countries to increase only very moderately in 2014 to 4.7%. The economic momentum in these countries is not likely, in our view, to pick up significantly until 2015, when we expect growth will likely reach 5.2%. Moderate growth in developing countries and emerging economies in 2014 is above all, in our view, due to weaker economic growth in Brazil, which we expect will grow by only 1.7 % in 2014 and 1.4 % in 2015. In Russia, we anticipate a significant slowing of momentum, where we expect an increase in real GDP of only 0.6 % in 2014. We expect that the expansion will be stronger in 2015, with the Russian economy likely growing by 2.2%. In China we expect growth of 7.8 % in 2014 and 8 % in 2015. Of the BRIC countries, only India is likely, in our view, to experience a noticeable acceleration in growth, rising to 5.5 % in 2014 and to 6 % in 2015.

The crisis in Ukraine may have an impact on our estimates if significant sanctions are imposed on Russia. This may in particular be the case if there is an escalation of sanctions by western countries matched by corresponding measures by Russia, and as a result, Russian oil and gas supplies are reduced or even suspended.

The Banking Industry

We expect the business results for European banks and the markets in which they operate to continue to gradually improve over the course of 2014 from a difficult starting position.

The lending business may, in our view, bottom out in Europe, assuming that the overall economic recovery continues. At the same time, we expect that lending volumes in most countries will not experience any notable growth. The deposits business should, in our view, feel the pressure of persistently low interest rates but, simultaneously, may be positively impacted by rising household incomes and corporate profits.

In the U.S., we expect that the solid growth rate in the corporate lending business may gather pace, and that a moderate recovery in the retail lending business may occur. However, it remains unclear whether deposits from the private sector will continue to register such strong growth rates as those recorded in recent quarters.

The U.S. Federal Reserve’s gradual shift away from its exceptionally loose monetary policy combined with the economic recovery may also influence investment banking performance in the coming months. For this reason, we expect that the outlook for the fixed income business will be somewhat subdued, although in the long term, Deutsche Bank believes that client demand for fixed-income products remains attractive, particularly, in Europe. By contrast, we expect that the equities business may continue to develop relatively well and that merger and acquisition activities will probably increase. We also expect that the outlook for capital market activities in Europe may generally be more positive now that the European sovereign debt crisis has eased.

In global asset and wealth management, we expect that banks’ fee and commission income will benefit from growing client demand for investment products and from the cautiously optimistic outlook for the equity markets. At the same time, we expect that interest rates will rise further in the U.S. and that additional asset reallocations from debt to equity instruments may occur.

With regard to supervision and regulation, the focus in Europe until the end of 2014 will, in our view, probably remain on the asset quality review and the balance sheet stress tests to be conducted by the ECB. Although we expect that a large majority of banks will pass these exercises, their results may nonetheless trigger capital-strengthening measures at a number of institutions. In addition, the ECB’s replacement of national supervisors as the primary supervisory of major banks, final agreements on the future resolution of failed banks, discussions relating to the reform of the organization of banks, and the introduction of a financial transaction tax will, in our view, attract considerable attention. In the United States, the Volcker Rule took effect in April 2014, with a compliance date of July 21, 2015. We expect that further measures under the Dodd-Frank Act will be implemented.

In addition, there has been a steep escalation in recent months in the severity of the terms which regulators and law enforcement authorities have required to settle legal and regulatory proceedings against financial institutions, with recent settlements including unprecedented monetary penalties as well as criminal sanctions. As a result, we may continue to be subject to increasing levels of liability and regulatory sanctions, and may be required to make greater expenditures and devote additional resources to addressing these liabilities and sanctions.

We also expect the profitability of banks in Europe to increase as a result of lower one-off charges, improving asset quality, a gradual stabilization of revenues, and continued cost discipline. In the U.S., banks are likely, in our view, to profit from gradually rising interest margins and positive volume trends in many business areas. However, at the same time, we expect that operating expenses and loan loss provisions may also rise so that only moderate earnings growth may be expected overall. We expect that the capital ratios of banks in both Europe and in the U.S. will probably continue to increase, albeit at a slower rate thanks to the progress already achieved.

Update on Our Funding Plan

By end of May 2014, we had covered our 2014 funding plan of € 20 billion. The most significant transactions we completed between the end of the first quarter and the end of May 2014 were the approximately € 3.5 billion multi-currency issue of Additional Tier 1 instruments and a further U.S.$ 3.5 billion triple tranche senior debt issue, comprising a 3-year fixed rate, a 3-year floating rate and a 10-year fixed rate note. We raised a portion of our funding in U.S. dollars and entered into cross currency swaps to manage any residual requirements. We continuously review our funding plan and funding requirements and consider market opportunities. We may enter into additional funding transactions over the course of 2014 in addition to the base-case funding plan, depending on market conditions. This might include issuances targeted at retail investors, private placements with institutional investors and further public benchmark issuance.

Update on Regulatory Capital under CRR/CRD 4

The CRR requires German banks to maintain an adequate level of regulatory capital in relation to their risk positions. Risk positions (commonly referred to as “risk-weighted assets”) include credit risks, market risks and operational risks (including, among other things, risks related to certain external factors, as well as to technical errors and errors of employees). The CRR introduced new criteria relating to the quality of regulatory capital, which now consists of Tier 1 and Tier 2 capital. In particular, the CRR tightened the definition of Core Tier 1 capital (now called “Common Equity Tier 1” capital), which is the most important type of capital for compliance with the capital requirements under the CRR (see below). Common Equity Tier 1 capital now primarily consists of share capital, retained earnings and other reserves, subject to certain regulatory adjustments. Another component of capital is “Additional Tier 1 capital,” which must be sufficiently loss-absorbent on a going-concern basis. Generally, all instruments recognized as Additional Tier 1 capital must be written down, or converted into, Common Equity Tier 1 capital when the Common Equity Tier 1 capital ratio of the financial institution falls below a minimum of 5.125%, although regulators may require an earlier conversion for, e.g., stress-testing purposes. Common Equity Tier 1 capital and Additional Tier 1 capital together constitute Tier 1 capital. Under the CRR, the definition of Tier 2 capital has been simplified to comprise only one tier of capital. Tier 2 capital is generally limited to certain long-term subordinated debt instruments. Tier 1 capital and Tier 2 capital together constitute “own funds”. Generally, own funds requirements are aimed at ensuring the ability to absorb losses on a “going concern” or “gone concern” basis. Under the new rules, our hybrid capital instruments that qualified as Tier 1 or Tier 2 capital under Basel 2.5 but cease to qualify as such under CRR/CRD 4 will be gradually phased out through the end of 2021. Tier 3 capital is no longer recognized as own funds. In addition, the CRR tightened the regime for certain deductions from capital.

Under the CRR, banks are required, subject to certain transition periods, to maintain a minimum ratio of Tier 1 capital to risk-weighted assets of 6% (up from currently 4%) and a minimum ratio of Common Equity Tier 1 capital to risk-weighted assets of 4.5% (up from currently 2%). Common Equity Tier 1 capital consists primarily of common share capital including related share premium accounts, retained earnings and other comprehensive income, adjusted by certain deductions such as for goodwill and other intangible assets. The minimum total capital ratio of own funds to risk-weighted assets is 8%.

Starting January 1, 2014, the calculation of our regulatory capital and capital ratios incorporates the capital requirements following the Capital Requirements Regulation and Capital Requirements Directive 4, subject to certain transitional rules. Therefore, when referring to our results according to the transitional rules, we use the term “CRR/CRD 4”. When referring to the results according to the full application of the final envisaged framework, we use the term “CRR/CRD 4 fully loaded”. In some cases, CRR/CRD 4 left in place unchanged transitional rules regarding the risk weighting of certain categories of assets that had been adopted in earlier capital adequacy frameworks through Basel 2.5. In these cases, our CRR/CRD 4 methodology assumes that the impact of the expiration of these transitional rules will be mitigated through sales of the underlying assets or other measures prior to these expirations. As the final implementation of CRR/CRD 4 may differ from our earlier expectations, and our competitors’ assumptions and estimates regarding such implementation may vary, our CRR/CRD 4 non-GAAP financial measures may not be comparable with similarly labeled measures used by competitors.

USE OF PROCEEDS

We intend to use the net proceeds of the from the sale of the securities we offer by this prospectus supplement to strengthen further our regulatory capitalization and also to provide a buffer against future regulatory uncertainty and challenges ahead we do not currently foresee. We also plan to use a portion of the proceeds to make focused investments in order to take advantage of opportunities which we perceive to be available across our business. At the date of this prospectus supplement, we have not determined any specific allocations of the proceeds. For further information on our strategy and aspirations reflecting the completion of the offering, please see the section “Recent Developments — Update on Capital and Strategy 2015+” of this prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

The following, together with the “Description of Ordinary Shares” in the attached prospectus, describe the material terms of our ordinary shares. If the description of the shares in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the description in this prospectus supplement. For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus supplement regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information — Memorandum and Articles of Association” in our 2013 Form 20-F. The summary describes our Articles of Association. Our Articles of Association were most recently amended at the annual general meeting held on May 24, 2014 and those amendments are expected to become effective when registered in the commercial register in Frankfurt am Main, which has not yet occurred. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are incorporated herein by reference and filed as an exhibit to the registration statement pertaining to this prospectus supplement and attached prospectus, to understand them fully.

Share Capital and Shares

As of May 31, 2014, our share capital amounted to € 2,609,919,078.40 consisting of 1,019,499,640 no par value ordinary registered shares, each representing a notional par value of € 2.56 in our share capital and carrying full dividend rights as from January 1, 2014. Of these, 274,832 ordinary shares, representing a notional par value of € 703,569.92 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All of our issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of May 31, 2014:

Number of ordinary shares	Total number of shares issued and fully paid	Treasury shares (shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of January 1, 2014	1,019,499,640	171,904	1,019,327,736
Ordinary shares issued	—	—	—
Ordinary shares purchased for treasury	—	122,144,342	122,144,342
Ordinary shares sold or distributed from treasury	—	122,041,414	122,041,414
Ordinary shares outstanding as of May 31, 2014	1,019,499,640	274,832	1,019,224,808

According to our Articles of Association, all of our shares are issued in the form of registered shares. Shareholders are required to notify us for registration in the share register of, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in our share register is a prerequisite for attending and for exercising voting rights at the annual general meeting.

Price History of Our Ordinary Shares

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Dusseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange. The following table sets forth, for the periods indicated, the high and low closing sales price for our shares on the Frankfurt Stock Exchange and the New York Stock Exchange.

	Price per share in Euros on the Frankfurt Stock Exchange (Xetra)(1)		Price per share in U.S. Dollars on the New York Stock Exchange(2)
	High	Low	High	Low
Monthly 2014:
June (through June 3, 2014)	29.95	29.18	40.50	39.97
May	31.82	29.57	44.29	40.30
April	33.61	30.97	46.09	42.63
March	35.11	30.76	48.51	42.78
February	36.35	34.35	49.53	46.86
January	40.00	34.01	54.49	46.43

Monthly 2013:
December	35.70	32.94	48.45	45.10

Quarterly 2013:
Fourth Quarter	37.20	32.94	50.97	45.00
Third Quarter	36.58	30.44	49.12	39.90
Second Quarter	37.87	29.41	49.13	38.18
First Quarter	38.73	29.93	52.92	38.46

Quarterly 2012:
Fourth Quarter	36.24	30.64	46.90	40.07
Third Quarter	34.13	22.11	44.96	27.05
Second Quarter	38.02	26.61	50.26	33.14
First Quarter	39.51	26.17	52.53	33.29

Annual:
2013	38.73	29.41	52.92	38.18
2012	39.51	22.11	52.53	27.05
2011	48.70	20.79	66.00	28.58
2010	55.11	35.93	82.16	47.35
2009	53.05	14.00	84.93	21.15

Note: Data is based on Bloomberg and NYSE Euronext.

1	Historical share prices have been adjusted for all periods prior to October 6, 2010 to reflect a capital increase that was effected on that date by multiplying them by a correcting factor of 0.912477.
2	Historical share prices are unadjusted prior to October 6, 2010.

Development of Our Share Capital since 2011

This section should be read in conjunction with “Description of Ordinary Shares” in the prospectus that accompanies this prospectus supplement. As of January 1, 2011, our registered share capital amounted to € 2,379,519,078.40 and was divided into 929,499,640 ordinary registered shares with no par value. Since January 1, 2011, our registered share capital has developed as follows:

•	By resolution of the management board dated April 30, 2013, and with the consent of the relevant supervisory board’s committee dated the same day, which had been authorized by resolution of the supervisory board of April 26/29, 2013, our share capital was increased by € 230,400,000.00 to € 2,609,919,078.40, through the use of authorized capital created by the annual general meeting in 2011, by issuing 90,000,000 ordinary registered shares out of our authorized capital against cash payments. The implementation of the capital increase was registered with the commercial register on May 2, 2013. Following this capital increase, our registered share capital amounted to € 2,609,919,078.40, divided into 1,019,499,640 ordinary registered shares.

•

By resolution of the management board dated May 18, 2014, and with the consent of the supervisory board dated the same day, our share capital was increased by € 153,424,655.36 to € 2,763,343,733.76, through the use of authorized capital created by the annual general meeting in 2011, by issuing 59,931,506 new ordinary registered shares out of our authorized capital against cash payments. The new shares were issued to Paramount Services Holdings Ltd., an investment vehicle ultimately beneficially owned and controlled by His Excellency Sheikh Hamad Bin Jassim Bin Jabor Al-Thani in transactions outside the United States not subject to the registration requirements of the Securities Act, and were not offered or sold in the United States. The implementation of the capital increase was registered with the commercial register on June 5, 2014. Following this capital increase, our registered share capital amounts to € 2,763,343,733.76, divided into 1,079,431,146 ordinary registered shares.

•

On June 5, 2014, the management board, with the consent of the Chairman’s Committee of the supervisory board, which had been authorized by resolution of the supervisory board of May 18, 2014, resolved to increase our share capital by € 767,595,481.60 to € 3,530,939,215.36, by issuing 299,841,985 ordinary registered shares out of our authorized capital against cash payments. Following the registration of the implementation of this capital increase, which is the subject matter of this prospectus supplement, with the commercial register, our share capital will amount to € 3,530,939,215.36, divided into 1,379,273,131 ordinary registered shares.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2012 and 2013), see note 34 to the consolidated financial statements in our 2013 Form 20-F.

Authorized Capital

Our share capital may be increased by issuing new shares out of authorized capital against cash payments, and in some circumstances, against contributions in kind. At the date of this prospectus supplement, we, pursuant to our Articles of Association, had authorized but unissued share capital in the aggregate amount of € 768,175,344.64 as follows:

•

By resolution of the annual general meeting dated May 23, 2013, the management board is authorized to increase our share capital on or before April 30, 2018, with the consent of the supervisory board, on one or more occasions, by up to a total of € 76,975,344.64 through the issuance of new shares against cash payments or contributions in kind. Under this resolution, shareholders are granted pre-emptive rights; however, the management board is authorized, with the consent of the supervisory board, to exclude fractional amounts from receiving such pre-emptive rights, and to exclude preemptive rights, if it is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights (either issued by us or our affiliated companies) pre-emptive rights to new shares, but only to the extent that they would be entitled to such rights after exercising their option or conversion rights. The management board is also authorized, with the consent of the supervisory board, to exclude pre-emptive rights if a capital increase against contributions in kind is carried out in order to acquire another company, shareholdings in other companies or other assets. Furthermore, the management board is authorized, with the consent of the supervisory board, to exclude pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the total shares issued since the authorization in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act do not exceed 10 % of our share capital at the time the authorization became effective – or if the value is lower – at the time the authorization is utilized. The new shares may also be taken up by banks specified by the management board with the obligation to offer them to shareholders (indirect pre-emptive right) (Authorized Capital 2013).

After the implementation of the capital increase that is the subject matter of this prospectus supplement has been registered with the commercial register, our Authorized Capital 2013 will amount to € 579,863.04.

•

By resolution of the annual general meeting dated May 26, 2011, the management board is authorized to increase our share capital on or before April 30, 2016, on one or more occasions, by up to a total of € 691,200,000.00 through the issuance of new shares against cash payment. Under the resolution, shareholders are granted pre-emptive rights. However, the management board is authorized to exclude fractional amounts from receiving such pre-emptive rights, and to exclude pre-emptive rights if it is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights (either issued by us or our affiliated companies) pre-emptive rights to new shares, but only to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management board resolutions to utilize authorized capital and to exclude pre-emptive rights require the supervisory board’s approval. The new shares may also be taken up by certain banks specified by the management board with the obligation to offer them to the shareholders (indirect pre-emptive right) (Authorized Capital 2011/III).

After the implementation of the capital increase that is the subject matter of this prospectus supplement has been registered with the commercial register, our Authorized Capital 2011/III will be used up and amount to nil.

New Authorized Capital Resolved by Annual General Meeting on May 22, 2014

In addition, on May 22, 2014 our annual general meeting resolved to create new authorized capital in an amount of € 256,000,000.00. This new authorized capital will only become effective upon its registration with the commercial register, which as of the date of this prospectus supplement has not yet occurred.

Pursuant to the resolution of the annual general meeting dated May 22, 2014, the management board is authorized to increase our share capital on or before April 30, 2019, in one issuance or more than one issuance, by up to a total of € 256,000,000.00 through the issue of new shares against cash payments. Under the resolution, shareholders are granted pre-emptive rights. However, the management board is authorized to exclude fractional amounts from receiving such pre-emptive rights, and to exclude pre-emptive rights if it is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights (either issued by us or our affiliated companies) pre-emptive rights to new shares, but only to the extent that they would be entitled to such rights after exercising their option or conversion rights. The management board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the number of shares issued in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act does not exceed in total 10 % of our share capital at the time the authorization becomes effective or – if the value is lower – at the time the authorization is utilized. Management board resolutions to utilize authorized capital and to exclude pre-emptive rights require the supervisory board’s approval. The new shares may also be taken up by banks specified by the management board with the obligation to offer them to shareholders (indirect pre-emptive right).

Conditional Capital

At the date of this prospectus supplement, our conditional but unissued share capital in the aggregate amounts to € 691,200,000.00. For more information on the resolutions on conditional capital from the annual general meetings from 2010, 2011 and 2012, please see the section “Description of Ordinary Shares — Development of the Share Capital since 2009 — Conditional Capital” of the prospectus that accompanies this prospectus supplement.

New Conditional Capital Resolved by Annual Shareholders’ Meeting on May 22, 2014

On May 22, 2014 our annual general meeting resolved to cancel the authorizations granted by the annual general meeting in 2010 and 2011 to issue participatory notes with warrants and/or convertible participatory notes, bonds with warrants and convertible bonds which have not been used and the related conditional capital as of the date that the new authorization resolved on May 22, 2014 and summarized below becomes effective. In connection with the new authorization new conditional capital in an amount of € 256,000,000.00 has been created. This new conditional capital will only become effective upon its registration with the commercial register, which as of the date of this prospectus supplement has not yet occurred.

Pursuant to our resolution of the annual general meeting dated May 22, 2014, our share capital shall be conditionally increased by up to € 256,000,000.00 through the issuance of up to 100,000,000 new registered no par value shares. This conditional capital increase shall serve to grant rights to holders of participatory notes with warrants and/or convertible participatory notes, bonds with warrants and convertible bonds issued on or before April 30, 2019 by us or by one of our affiliated companies, in accordance with the authorization summarized in the following paragraphs. The new shares are to be issued at the option and/or conversion prices calculated in each case in accordance with the authorization dated May 22, 2014. The conditional capital increase can only be carried out to the extent to which these rights are exercised or holders with an obligation to convert fulfill their conversion obligations. The new shares would be entitled to a dividend from the beginning of the financial year in which they are created by exercise of option rights and/or conversion rights or by the fulfillment of conversion obligations. The management board is authorized to determine further details concerning the execution of the conditional capital increase.

In the context of the new conditional capital, on May 22, 2014 the annual general meeting authorized the management board to issue bearer or registered participatory notes, in one issuance or more than one issuance, on or before April 30, 2019. The participatory notes must meet the requirements of European law, which calls for capital paid up to grant participatory rights to be attributable to our Additional Tier 1 capital. Participatory notes may come with bearer warrants or they can be linked to a conversion right (as well as a conversion obligation) for the bearer. The option and/or conversion rights entitle holders to buy our shares subject to the conditions of warrant-linked participatory rights and/or convertible participatory rights.

The management board was also authorized to issue, instead of or in addition to participatory notes, on or before April 30, 2019, in one issuance or more than one issuance, other hybrid financial instruments with a perpetual maturity that fulfill the requirements as own funds specified above but that are possibly not classified by law as participatory rights if their issue requires the approval of the annual general meeting pursuant to Section 221 of the German Stock Corporation Act due to, for example, their dividend-dependent return or other reasons (hereinafter these instruments are referred to as “Hybrid Debt Securities”).

The management board was furthermore authorized to issue, instead of or in addition to participatory notes or Hybrid Debt Securities, on or before April 30, 2019, in one issuance or more than one issuance, bonds with warrants and/or convertible bonds with a fixed maturity of at the most 20 years or with a perpetual maturity and to grant option rights to the holders of bonds with warrants and conversion rights (possibly with a conversion obligation) to the holders of convertible bonds, respectively, to subscribe to our new shares subject to the conditions of bonds with warrants and of convertible bonds. The instruments issued pursuant to this paragraph do not have to fulfill the statutory requirements to qualify as Additional Tier 1 capital.

The total nominal amount of all participatory notes, Hybrid Debt Securities, bonds with warrants and convertible bonds to be issued under this authorization must not exceed a total value of € 12 billion. Option rights and/or conversion rights may only be issued in respect of our shares with a proportionate amount of share capital of up to a nominal sum of € 256,000,000.00.

Convertible Bonds and Bonds with Warrants

At the date of this prospectus supplement, there are no convertible bonds or bonds with warrants issued by us or our subsidiaries outstanding except for the € 1.75 billion Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (the “Euro AT1 Notes”), the £ 650 million Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (the “GBP AT1 Notes”) and the $ 1.25 billion Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (the “USD AT1 Notes” and, together with the Euro AT1 Notes and the GBP AT1 Notes, the “AT1 Notes”) which were issued by us in May 2014 in transactions outside the United States not subject to the registration requirements of the Securities Act. The AT1 Notes were issued with warrants attached that provide the right to subscribe for a total of 30,250 new ordinary shares of Deutsche Bank AG. The warrants were detached by an initial subscriber.

Authorization to Acquire Own Shares

Authorization to Acquire own Shares for Trading Purposes (Section 71(1) no. 7 of the German Stock Corporation Act)

By resolution of the our annual general meeting dated May 23, 2013, our management board is authorized pursuant to Section 71(1) no. 7 of the German Stock Corporation Act to buy and sell, for the purpose of securities trading, our own shares on or before April 30, 2018, at prices which do not exceed or fall short by more than 10 % of the average of the share prices (closing auction prices of the Deutsche Bank share in XETRA trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the respective three preceding stock exchange trading days. In this context, the shares acquired for this purpose may not, at the end of any day, exceed 5 % of our share capital.

Authorization to Acquire Own Shares Pursuant to Section 71(1) no. 8 of the German Stock Corporation Act

On May 22, 2014, our annual general meeting resolved to replace the then existing authorization to acquire own shares, pursuant to section 71(1) no. 8 of the German Stock Corporation Act, which was granted by the annual general meeting on May 23, 2013 and valid through April 30, 2018, by a new authorization. The authorization dated May 23, 2013 was cancelled upon the new authorization’s becoming effective. However, as of the date of this prospectus supplement, the contestation period during which our shareholders may challenge the shareholder resolution approving the new authorization has not yet lapsed. It is therefore possible that our shareholders could successfully challenge the new authorization in court. If this were to occur, the authorizations dated May 23, 2013 would continue to be effective.

New Authorization Resolved by the Annual Shareholders’ Meeting on May 22, 2014

We are authorized to buy, on or before April 30, 2019, our own shares in a total volume of up to 10 % of our share capital at the time the resolution is taken or – if the value is lower – of our share capital at the time this authorization is exercised. Together with own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10 % of our respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The consideration for the purchase of shares (excluding ancillary purchase costs) through the stock exchange may not be more than 10 % higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10 % higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. The preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder may be provided for.

The management board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange or by an offer to all shareholders. The management board is authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance our business operations. In addition, the management board is authorized, in case it disposes of such own shares by offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliated companies pre-emptive rights to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The management board is also authorized, with the exclusion of shareholders’ pre-emptive rights, to use shares purchased on the basis of authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to issue staff shares to our employees and retired employees (and those of our affiliated companies) or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to employees or members of our executive or non-executive management bodies and those of our affiliated companies. Furthermore, the management board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of the shares on the stock exchange at the time of sale. Use may only be made of this authorization if it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10 % of our share capital at the time this authorization becomes effective or – if the amount is lower – at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186(3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10 % of our share capital. Also to be included are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights, if these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186(3) sentence 4 of the German Stock Corporation Act.

The management board is also authorized to cancel shares acquired on the basis of this or a preceding authorization without the execution of this cancellation process requiring a further resolution by the annual general meeting.

Authorization to Use Derivatives Within the Framework of the Purchase of Own Shares Pursuant to Section 71(1) no. 8 of the German Stock Corporation Act

In supplementing the authorization set forth above to acquire own shares pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, we are also authorized to acquire own shares with the use of derivatives.

The purchase of shares subject to the authorization to acquire own shares may be executed, apart from in the ways described in the paragraphs above, with the use of put and call options or forward purchase contracts. We may sell to third parties put options based on physical delivery and buy call options from third parties if it is ensured by the option conditions that these options are fulfilled only with shares which themselves were acquired subject to compliance with the principle of equal treatment. All share purchases based on put or call options are limited to shares in a maximum volume of 5 % of the actual share capital at the time of the resolution by the annual general meeting on this authorization. The term of the options must be selected such that the share purchase upon exercising the option is carried out at the latest on April 30, 2019.

The purchase price to be paid per share upon exercise of the put options or upon the maturity of the forward purchase may not exceed by more than 10 % or fall below 10 % of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before conclusion of the respective transaction in each case excluding ancillary purchase costs but taking into account the option premium received. The call options may only be exercised if the purchase price to be paid does not exceed by more than 10 % or fall below 10 % of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the acquisition of the shares.

Own shares may continue to be purchased using existing derivatives that were agreed on the basis and during the existence of previous authorizations.

Old Authorization Resolved by Annual Shareholders’ Meeting on May 23, 2013

The following authorizations have been cancelled and replaced by the new authorization resolved on May 22, 2014 (see “— Authorization to Acquire Own Shares — Authorization to Acquire Own Shares Pursuant to Section 71(1) no. 8 of the German Stock Corporation Act” above).

By resolution of our annual general meeting dated May 23, 2013, the management board was authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before April 30, 2018, own shares in a total volume of up to 10 % of our share capital at the time the resolution is taken or – if the value is lower – of our share capital at the time this authorization is exercised. Together with own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable us pursuant to Section 71a et seq. of the German Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10 % of our respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The consideration for the purchase of shares (excluding ancillary purchase costs) through a stock exchange may not exceed or fall short by more than 10 % of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not exceed or fall short by more than 10 % of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. The preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder may be provided for.

The management board was also authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange or by an offer to all shareholders. The management board was authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance our business operations. In addition, the management board was authorized, in case it disposes of such own shares by offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliated companies pre-emptive rights, to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The management board was also authorized, with the exclusion of shareholders’ pre-emptive rights, to use shares purchased on the basis of authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to issue staff shares to our employees and retired employees (and those of our affiliated companies) or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to employees or members of our executive or non-executive management bodies and those of affiliated companies.

Furthermore, the management board was authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of the shares on the stock exchange at the time of sale. Use may only be made of this if it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10 % of our share capital at the time this authorization becomes effective or, if the value is lower, at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186(3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10 % of our share capital. Also to be included are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights, if these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186(3) sentence 4 of the German Stock Corporation Act.

The management board was also authorized to cancel shares acquired on the basis of this authorization or on the basis of a previous authorization without the execution of this cancellation process requiring a further resolution by the annual general meeting.

Authorization to Use Derivatives Within the Framework of the Purchase of Own Shares Pursuant to Section 71(1) no. 8 of the German Stock Corporation Act

In addition to the preceding authorization to acquire own shares pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, the management board, by resolution of the annual general meeting dated May 23, 2013, was authorized to acquire own shares with the use of derivatives.

The purchase of shares subject to the authorization to acquire own shares resolved by the annual general meeting on May 23, 2013 may be executed, apart from in the ways described there, with the use of put and call options or forward purchase contracts. We may sell put options to third parties based on physical delivery and buy call options from third parties if it is ensured by the option conditions that these options are fulfilled only with shares which themselves were acquired in compliance with the principle of equal treatment. All share purchases based on put or call options are limited to shares in a maximum volume of 5 % of the actual share capital at the time of the resolution by the annual general meeting on this authorization. The term of the options must be selected such that the share purchase upon exercising the option is carried out at the latest on April 30, 2018.

The purchase price to be paid per share upon exercise of the put options or upon the maturity of the forward purchase may not exceed or fall short by more than 10 % of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before conclusion of the respective option transaction in each case excluding ancillary purchase costs but taking into account the option premium received or paid. The call options may only be exercised if the purchase price to be paid does not exceed by more than 10 % or fall below 10 % of the average of the share prices

(closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the acquisition of the shares. The rules specified in the authorization to acquire own shares pursuant to Section 71(1) no. 8 of the German Stock Corporation Act shall apply to the sale and cancellation of shares acquired with the use of derivatives.

Own shares may continue to be purchased using existing derivatives that were agreed on the basis and during the existence of previous authorizations.

Stock Options

Pursuant to an employee share ownership plan in the United Kingdom, options on approximately 212,000 shares granted to employees were outstanding as of May 27, 2014, which options have exercise prices ranging from € 24.17 to € 46.04 and exercise dates running through 2015. Otherwise, as of the date of this prospectus supplement there were no persons to whom our capital or the capital of any of our consolidated subsidiaries is under option or agreed conditionally or unconditionally to be put under option.

THE OFFERING

Set forth below is a summary of the material terms of the offering. This description is not complete and is qualified in its entirety by reference to the underwriting agreement, which has been filed as an exhibit to the registration statement of which the attached prospectus forms a part.

The offering relates to a total of 299,841,985 ordinary shares of Deutsche Bank AG and consists of the rights offering and the subsequent offering of rump shares (as defined below), which we refer to as the “international offering,” in each case by way of (i) public offerings in Germany and the United Kingdom, (ii) private placements to certain institutional investors outside the United States in reliance on Regulation S under the Securities Act and in accordance with applicable securities laws and (iii) a public offering in the United States under the Securities Act. In the rights offering, the rights will be allocated by Deutsche Bank AG to holders of Deutsche Bank AG’s existing shares, one tradable right being allocated for each existing share held at the record date. The exercise of 18 rights entitles the exercising holder to subscribe for 5 new shares against payment of a subscription price of € 22.50 per new share. The final subscription price was announced on June 5, 2014. Share rights may only be exercised for one single share or integral multiples thereof. No fractional shares will be issued. Accordingly, even if you decide to exercise all of your rights, you may hold more rights than can be exercised for an integral number of new shares. You must either sell these excess rights or purchase enough additional rights to be able to subscribe for one more share. Any rights that are neither exercised nor sold by the applicable deadlines will expire without value. Ordinary shares for which rights have not been validly exercised during the rights exercise periods, which we refer to as the “rump shares,” may be sold by the joint bookrunners, acting on behalf of the underwriters, in their sole discretion in the international offering and/or in open market transactions.

The new shares will result from the capital increase against cash contributions from authorized capital resolved by the management board on June 5, 2014 and approved by the supervisory board’s chairman’s committee on the same date. Exercising the authorizations pursuant to section 4 paragraphs 6 and 7 of our Articles of Association, our management board resolved on June 5, 2014, and the supervisory board’s chairman’s committee approved on the same date, to increase the share capital from € 2,763,343,733.76 by € 767,595,481.60 to € 3,530,939,215.36 by issuing 299,841,985 new shares against cash contributions at a subscription price of € 22.50 per new share. Up to 100,000 ordinary shares will be excluded from receiving subscription rights (which we refer to as the “share fractional amount”). The share fractional amount is based on the number of our own shares that we hold as of the evening of the record date, which would be eligible to receive rights if they were held by other shareholders. These rights would otherwise be attributed on a pro-rata basis to our shareholders and would necessitate fractional rights and shares. Such shares have been excluded from receiving subscription rights and such subscription rights will not be allocated to shareholders.

The offering is based on an underwriting agreement and is, inter alia, subject to the condition precedent that the capital increase is entered in the commercial register of Frankfurt am Main, which is expected to take place on or about June 23, 2014. Under certain circumstances, the offering may be cancelled. See “— Important Information.”

Timetable

The timetable for the offering is envisaged as follows:

June 5, 2014	Record date for ordinary shares receiving rights (after close of business). Book entry of the rights of the shareholders based on their holdings as of the record date (after market close)

June 6, 2014	Commencement of the rights exercise periods and rights trading period; existing ordinary shares commence trading on Frankfurt Stock Exchange and the New York Stock Exchange “ex-subscription rights”

June 18, 2014	End of the rights trading period on the New York Stock Exchange

June 20, 2014	End of the rights trading period on the Frankfurt Exchange

On or about June 23, 2014	Expected registration of the implementation of the capital increase from authorized capital with the commercial register

June 24, 2014	End of the rights exercise period for all shareholders, 5 p.m., German time, for rights held on the Frankfurt Stock Exchange and 5 p.m., New York time, for rights held on the New York Stock Exchange

June 25, 2014	Delivery of shares to all shareholders who hold their shares directly through Clearstream

First day of trading for the new shares

On or about June 25, 2014	Placement of rump shares, if any, in open market transactions or in the international offering

June 27, 2014

Delivery of shares to all shareholders participating in the offering through our U.S. registrar, Computershare, or who hold their shares through DTC; delivery of the rump shares against payment of the international offering price

Offered Shares

The new shares will be 299,841,985 newly issued registered shares of Deutsche Bank AG with no par value. The new shares will be fully fungible and rank pari passu in all respects with all other ordinary shares. See “Description of Ordinary Shares.”

The new shares will represent approximately 22 % of our total issued share capital immediately after completion of the offering.

Subscription Price

The subscription price will be € 22.50 per new share (equivalent to $ 33.73 using an exchange rate of $ 1.3627 per Euro, determined using the ECB Reference Rate on June 4, 2014). On June 4, 2014, the closing price of our ordinary shares was € 29.72 per ordinary share on the Frankfurt Stock Exchange (Xetra) and $ 40.53 per ordinary share on the New York Stock Exchange. The final subscription price is to be paid to us on the closing dates, which are expected to be on or about June 25, 2014 and June 27, 2014. For more information on the settlement of the shares, see “— Settlement and Certification of the Ordinary Shares” below.

New shares as to which rights have not been exercised will be sold on behalf of the underwriters in open market transactions or in an international offering at the subscription price set forth above following an institutional bookbuilding procedure commencing on or about June 25, 2014.

Allocation of Rights

On June 5, 2014, after the close of trading of the existing shares on the Frankfurt Stock Exchange and the New York Stock Exchange, holders of existing ordinary shares will be granted by Deutsche Bank AG one right per existing ordinary share held as of the record date. The exercise of 18 rights entitles the exercising holder to subscribe for 5 new shares against payment of a subscription price of € 22.50 per new share. Share rights may only be exercised for one single share or integral multiples thereof. No fractional shares will be issued. Accordingly, even if you decide to exercise all of your rights, you may hold more rights than can be exercised for an integral number of new shares. You must either sell these excess rights or purchase enough additional rights to be able to subscribe for one more share. Any rights that are neither exercised nor sold by the applicable deadlines will expire without value.

Rights will be allotted to shareholders of Deutsche Bank AG as follows:

•

Existing ordinary shares held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) through custody accounts with custodian banks or brokers: Each existing ordinary share will be allocated one right on the first day of the rights trading period. Allocation and notification will be made by DTC through the respective custodian bank or broker.

•

Existing ordinary shares held directly with Computershare in the form of physical share certificates or Direct Registration Statements: Each existing ordinary share will be allocated one right on the first day of the rights trading period. Allocation to shareholders will be made directly by Computershare and notification to shareholders will be made by Georgeson Inc.

•

Existing ordinary shares held directly in the Clearstream system through custody accounts with custodian banks or brokers: Each existing ordinary share will be allocated one right on the first day of the rights trading period before the opening of trading. Allocation and notification to shareholders will be made by their respective custodian bank or broker.

Treasury Shares

As of June 2, 2014, we directly or indirectly held a total of 72,751 treasury shares (including trading positions). These holdings were the net balance of the shares that we acquired and shares that we have agreed to sell. Such shares are held to deliver awards granted under the employee equity compensation plans, including employee options. Additionally, we hold ordinary shares for market-making purposes. As of June 2, 2014, our treasury shares had a book value of € 3.7 million. This book value is calculated by netting the acquisition costs for the shares purchased against the agreed prices for the share sales.

Trading and Sale of Rights

In connection with the offering of the new shares, the rights will be traded on the Frankfurt Stock Exchange and the New York Stock Exchange beginning on June 6, 2014. The rights (CUSIP: D17698 107, ISIN: DE000A11QV10) on the New York Stock Exchange will be traded until June 18, 2014 and the rights on the Frankfurt Stock Exchange will be traded until June 20, 2014.

During the period during which rights are to be traded, shareholders who hold their ordinary shares in the Clearstream system or in the DTC System will have the opportunity (but are under no obligation) to trade their rights and, accordingly, may instruct their custodian bank or broker to sell part or all of their rights or buy additional rights on the Frankfurt Stock Exchange or the New York Stock Exchange.

Shareholders holding ordinary shares in the form of physical share certificates or DRSs (which we refer to as “registered shareholders”) may sell their rights through the subscription agent. Registered shareholders who wish to sell some or all of their rights through the subscription agent must deliver completed instructions directing the subscription agent to sell their rights on their behalf no later than 12:00 p.m. on June 18, 2014, and the subscription agent will endeavor to sell all such rights to the extent market conditions permit. We refer to this time as the registered selling deadline. The subscription agent is under no obligation to sell any rights on behalf of registered shareholders who do not return correctly completed instructions by the registered selling deadline.

Beginning on and including June 6, 2014, the existing ordinary shares will be traded on Frankfurt Stock Exchange and the New York Stock Exchange “ex-subscription right.”

UBS Limited (or an agent or affiliate of UBS Limited) is acting as stabilization agent and may take suitable measures in order to create the liquidity required for orderly trading in the rights, such as buying and selling rights. See “Plan of Distribution — Underwriting — Stabilization and Other Trading Activities.”

Exercise of Rights

The exercise of 18 rights entitles the exercising holder to subscribe for 5 new shares against payment of the subscription price. Share rights may only be exercised for one single share or integral multiples thereof. No fractional shares will be issued. Accordingly, even if you decide to exercise all of your rights, you may hold more rights than can be exercised for an integral number of new shares. You must either sell these excess rights or purchase enough additional rights to be able to subscribe for one more share. Any rights that are neither exercised nor sold by the applicable deadlines will expire without value.

In order to avoid being excluded from the offering, rights held must be validly exercised vis-à-vis the Bank by or on behalf of the relevant holder during the applicable rights exercise period. Any rights not validly exercised will expire and become null and void with no value. No arrangements have been made for the automatic sale of rights on behalf of any shareholder that does not take affirmative action to exercise or sell such rights. Accordingly, unless you take appropriate action as described herein, you will lose the value of the rights to which shares you hold are entitled.

The rights exercise period for rights held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) will run from June 6, 2014 to 2:15 p.m. New York time on June 24, 2014. Rights issued in respect of ordinary shares held in the form of physical share certificates or DRSs deposited with Computershare will run from June 6, 2014 to 5:00 p.m. New York time on June 24, 2014. The rights exercise period for rights held directly in the Clearstream system will run from June 6, 2014 to 5:00 p.m. German time on June 24, 2014. Rights held in the DTC system or in the Clearstream system and not exercised as described above, including rights in excess of the nearest integral multiple of the subscription ratio, will expire and become null and void without any payment of compensation. This includes any rights with respect to which a personal check has not cleared.

The exercise of rights is irrevocable and may not be withdrawn, cancelled or modified.

Computershare is acting as subscription agent.

Deutsche Bank AG reserves the right to treat as invalid any acceptance or purported exercise of rights or acceptance of the offer of ordinary shares which appears to Deutsche Bank AG or its agents to have been executed, effected or dispatched in a manner which may involve a breach of the securities laws or regulations of any jurisdiction or if Deutsche Bank AG or its agents believe that the same may violate applicable legal or regulatory requirements.

Share rights may only be exercised for one single share or integral multiples thereof. No fractional shares will be issued. The instructions for exercising rights are as follows:

•	Existing ordinary shares held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) through custody accounts with custodian banks and brokers:

Rights may be exercised only through your respective custodian bank or broker, as the case may be. Instructions for exercising rights need to be directed to the respective custodian bank or broker, as the case may be, within the time period set by such custodian bank or broker and will be subject to the shareholder’s respective arrangements with it. Shareholders are asked to follow the instructions of their custodian bank or broker. In the event that shareholders have not been so informed by the start of the rights trading period, they should contact their custodian bank or broker. Rights not exercised as described above will expire and become null and void without any payment of compensation.

•	Existing ordinary shares held directly with Computershare in the form of physical share certificates or DRSs:

Rights may be exercised only through Computershare as described below. Registered Shareholders may exercise some or all of their rights by completing their rights form and returning it to Computershare. Registered Shareholders must deliver instructions along with a payment in the form of wire transfer or personal check to Computershare:

•	By First Class Mail:

Computershare Trust Company, N.A.

Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

•	By Express Mail or Overnight Delivery:

Computershare Trust Company, N.A.

Corporate Actions Voluntary Offer

250 Royall Street, Suite V

Canton, MA 02021

•	By Wire Transfer:

Bank of America

ABA No. 026009593

DDA No. 4426332060

Account Name: CSSI AS AGENT FOR CORP ACTIONS

REF: Please insert your name and account number as they appear on the subscription card

ATTN: Eric Molander

The required amount must be received by Computershare no later than 5:00 p.m. (New York time) on June 24, 2014 in order to exercise the rights. In In the case of payment by personal check, payment will not have been deemed valid unless (i) such personal check has been received by Computershare by June 17, 2014 and (ii) it has cleared by the open of business on June 25, 2014. Rights not exercised as described above will expire and become null and void without compensation.

Registered holders who (i) fail to deliver instructions to the Computershare by the expiration deadline, (ii) have delivered instructions but have failed to complete such instructions or (iii) have failed to make complete payment of the estimated U.S. dollar subscription price in respect of any of the new shares for which such holder elects to subscribe, including if checks do not clear, will be deemed to have elected to waive the rights (or such portion thereof in respect of which such holder has failed to make payment) and such rights will expire and become null and void.

•	Existing ordinary shares held directly in the Clearstream system through custody accounts with custodian banks or brokers:

On the evening of June 5, 2014, Clearstream Banking AG will automatically credit to the depositary banks the subscription rights relating to our existing shares to the extent they are being held in collective custody. The rights issued in respect of existing shares that are held in Clearstream but are credited to the DTC system will be handled as described above under “— Existing ordinary shares held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) through custody accounts with custodian banks and brokers.” Instructions for exercising rights need to be directed to the respective custodian bank or broker, as the case may be, within the time period set by such custodian bank or broker and will be subject to the shareholder’s respective arrangements with it. Shareholders are asked to follow the instructions of their custodian bank or broker. In the event that shareholders have not been so informed by the start of the rights trading period, they should contact their custodian bank or broker. Rights not exercised as described above will expire and become null and void without compensation.

Conversion of U.S. Dollars to Euro

The following applies only to shareholders who hold their ordinary shares in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) or in the form of physical share certificates or DRSs. You will be able to exercise your rights as follows:

•

in the case of holders of ordinary shares in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) through custody accounts with custodian banks and brokers, by forwarding, through their custodian bank or broker, $ 33.73 (which we refer to as the “estimated U.S. dollar subscription price”) to DTC for further forwarding to Computershare, together with instructions to Computershare to pay the subscription price on such holder’s behalf; or

•

in the case of holders of ordinary shares held directly with Computershare in the form of physical share certificates or DRSs, by forwarding to Computershare the estimated U.S. dollar subscription price, together with instructions to Computershare to pay the subscription price on such holders’ behalf.

Shareholders who hold their ordinary shares directly in the Clearstream system must exercise their rights by paying the subscription price in Euros.

PLEASE NOTE THAT NO PROVISION HAS BEEN MADE FOR SUCH HOLDERS TO PAY THE SUBSCRIPTION PRICE FOR NEW SHARES TO BE SUBSCRIBED IN EUROS. SUCH HOLDERS MAY ONLY PAY THE SUBSCRIPTION PRICE IN U.S. DOLLARS.

The excess of 10 % over the U.S. dollar equivalent of the Euro-denominated final subscription price on June 4, 2014 (converted using the ECB Reference Rate on June 4, 2014, which is defined to mean the European Central Bank’s foreign exchange reference rate of Euro for U.S. dollars at 2:15 p.m. German time on that date) included in the estimated U.S. dollar subscription price has been established to cover possible currency exchange rate fluctuations between such date and the date on which the subscription price is paid by Computershare to us, which is currently scheduled to be June 25, 2014 and June 27, 2014. We refer to June 25, 2014 as the conversion date.

If, on the conversion date, the estimated U.S. dollar subscription price that has been paid by a holder exceeds the U.S. dollar equivalent of the subscription price on that date, Computershare will effect conversion of the U.S. dollar amount necessary to yield the Euro-denominated subscription price, and return any excess U.S. dollar amount to DTC (for further crediting to the respective DTC participant) or the relevant holder, as the case may be.

If, on the conversion date, the final estimated U.S. dollar subscription price is insufficient to pay the Euro-denominated subscription price due to currency fluctuations, Computershare will send due bills to the relevant holder for the shortfall and shall hold the new shares subscribed for in escrow pending receipt of such shortfall from the relevant holder.

Treatment of New Shares for Which Rights Have Not Been Validly Exercised

New shares for which rights have not been validly exercised during the rights exercise periods (which we refer to as the “rump shares”) and the share fractional amount of up to 100,000 new shares excluded from receiving subscription rights may be sold by the joint bookrunners, acting on behalf of the underwriters, in their sole discretion, either in the international offering by way of (i) private placements to certain institutional investors outside the United States in reliance on Regulation S under the Securities Act and in accordance with applicable securities laws and (ii) a public offering in the United States under the Securities Act or in open market transactions. Any proceeds from such sales, after deduction of applicable commissions and certain costs and expenses, will be for the benefit of the Bank. We expect to deliver these shares on or about June 27, 2014.

Settlement and Certification of the Ordinary Shares

The ordinary shares have been accepted for clearance through Clearstream. Delivery against payment will take place through the clearing system of Clearstream. For shareholders who hold their shares directly through Clearstream, delivery of the new shares against payment of the subscription price is expected to take place on or about June 25, 2014, or on such other date as we may determine. We expect to deliver the new shares to these shareholders on or about June 25, 2014, or on such other date as we may determine.

For shareholders participating in the rights offering through our U.S. registrar, Computershare, or who hold their shares through DTC, delivery of the new shares against payment of the subscription price is expected to take place on or about June 27, 2014, or on such other date as we may determine. We expect to issue the new shares on or about June 27, 2014 to all shareholders who have participated in the rights offering through our U.S. registrar, Computershare, or who hold their shares through DTC.

Delivery of the rump shares against payment of the international subscription price is expected to take place on or about June 27, 2014, or on such other date as we determine.

The new shares will be in registered form and will not be in certificated form.

Voting Rights

Each new share will carry one vote at any general meeting of Deutsche Bank AG.

Dilution

As of March 31, 2014, the book value of our shareholders’ equity was € 55,753 million or € 54.69 per ordinary share, based on 1,019,499,640 ordinary shares outstanding. On an adjusted basis, reflecting the issuance of 59,931,506 new shares at a placement price of € 29.20 per share to Paramount Services Holding Ltd. prior to the offering, the book value of our shareholder’s equity would have been € 57,491 million or € 53.26 per share (based on the 1,079,431,146 shares outstanding after the Pre-Placement of new shares to Paramount Services Holdings Ltd.). The adjusted shareholder’s equity and per share figures also reflect estimated costs and expenses, commissions and fees of approximately € 13 million net of tax in connection with the Pre-Placement and AT1 Issuances, including the premia from the issuance of the AT1 Notes. These deductions are reflected in additional paid-in capital.

Based on the foregoing and following the implementation of the capital increase resolved by our management board with the approval of our supervisory board pursuant to the authorizations in Section 4 para. 6 and 7 of our Articles of Association (Authorized Capital) on June 5, 2014 from € 2,763,343,733.76 by € 767,595,481.60 to € 3,530,939,215.36 by issuing 299,841,985 new shares against cash contributions in connection with this offering, which we expect to be registered in the commercial register by June 23, 2014, and at a subscription or, as the case may be, placement price of € 22.50 per new share, and following the deduction of the estimated costs of the offering in the maximum amount of € 113 million, the book value of our shareholders’ equity recorded in the balance sheet under IFRS as of March 31, 2014 would have been € 64,124 million or € 46.49 per share (consolidated interim financial statements, calculated on the basis of the number of 1,379,273,131 shares of the Bank issued after the implementation of the capital increase in connection with this offering). This corresponds to a dilution in our book value of shareholders’ equity by € 6.77 or 12.7 % per share for existing shareholders. For purchasers of new shares, this results in an indirect accretion of € 23.99 or 106.6 % per share, as our adjusted shareholders’ equity per share exceeds the assumed subscription or, as the case may be, placement price of € 22.50 per new share by this amount or this percentage.

Distributions

The new shares will be fully fungible and rank pari passu with the existing ordinary shares. As such, they will be entitled to any distributions declared after the closing date, including any dividends, if declared, for the financial year ending December 31, 2014.

Important Information

The underwriting agreement provides that the obligations of the underwriters to consummate the offering are subject to certain conditions. See “Plan of Distribution.” In addition, the underwriters may, under certain circumstances, terminate the underwriting agreement or extend the implementation of the offering. These circumstances include where there has occurred (i) a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs, business prospects or shareholders’ equity of the Group, whether or not arising from transactions in the ordinary course of business other than as set forth or contemplated in this prospectus supplement and the documents incorporated by reference herein, as the case may be, (ii) suspension of exchange trading on the Frankfurt Stock Exchange, the London Stock Exchange or the New York Stock Exchange, (iii) suspension of exchange trading of our shares except for technical reasons, (iv) a declaration of a general moratorium on the banking activities in Frankfurt, London or New York, or a material disruption of securities settlement in Europe or the United States, (v) a material adverse change in the national or international economic, political, industrial, legal or financial conditions or conditions of the capital markets or exchange rates or (vi) the outbreak or escalation of hostilities, any act of terrorism or any other calamity or crisis, in each case involving Germany, the United Kingdom or the United States, provided that such event described in (vi) materially affects the financial markets in relevant countries. The underwriters’ obligation shall also terminate if the capital increase is not entered in the commercial register of Frankfurt am Main.

Stock Exchange Listing, ISINs, Common Codes, Ticker Symbols

Application for the listing of the new shares on the Frankfurt Stock Exchange and for the admission of the new shares to trading on the New York Stock Exchange have been or will be made. The listing and admission, respectively, are expected to become effective on June 25, 2014, the scheduled first trading day for the new shares. Upon commencement of trading, the new shares will be included in the existing listing of our ordinary shares.

The securities identification numbers for the rights and our ordinary shares are as follows:

International Securities Identification Number (ISIN)	ordinary shares:	DE0005140008
	rights:	DE000A11QV10
German Securities Identification Number (WKN)	ordinary shares:	514000
	rights:	A11QV1
CUSIPs	ordinary shares: rights:	D18190 898 D17698 107
Ticker Symbols	ordinary shares:	DBK (Frankfurt Stock Exchange and other German exchanges) DB (New York Stock Exchange)
	rights:	DBKA (Frankfurt Stock Exchange and other German exchanges DB’RT (New York Stock Exchange)

PLAN OF DISTRIBUTION

Underwriting

The underwriters for the offering are listed in the table below. We and the underwriters entered into an underwriting agreement dated May 18, 2014. In the underwriting agreement, the underwriters have, each individually, severally and not jointly, agreed to underwrite the new shares in the numbers and percentages set forth below. We have agreed to issue the new shares to 299,841,985, acting on behalf of the underwriters.

Underwriters	Number of ordinary shares	Percentage of ordinary shares	Underwriting commitment in % of our share capital prior to the offering	Underwriting commitment in % of our share capital after the offering
UBS Limited	26,133,529	8.7%	2.42%	1.89%
Banco Santander, S.A	26,133,528	8.7%	2.42%	1.89%
Barclays Bank PLC	26,133,528	8.7%	2.42%	1.89%
COMMERZBANK Aktiengesellschaft	26,133,528	8.7%	2.42%	1.89%
Goldman Sachs International	26,133,528	8.7%	2.42%	1.89%
J.P. Morgan Securities plc	26,133,528	8.7%	2.42%	1.89%
ABN AMRO Bank N.V.	13,755,102	4.6%	1.27%	1.00%
Banca IMI S.p.A.	13,755,102	4.6%	1.27%	1.00%
Banco Bilbao Vizcaya Argentaria, S.A.	13,755,102	4.6%	1.27%	1.00%
Citigroup Global Markets Limited	13,755,102	4.6%	1.27%	1.00%
ING Bank N.V.	13,755,102	4.6%	1.27%	1.00%
Mediobanca — Banca di Credito Finanziario S.p.A.	13,755,102	4.6%	1.27%	1.00%
SOCIETE GENERALE	13,755,102	4.6%	1.27%	1.00%
UniCredit Bank AG	13,755,102	4.6%	1.27%	1.00%
Bankhaus Lampe KG	3,000,000	1.0%	0.28%	0.22%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	3,000,000	1.0%	0.28%	0.22%
DZ BANK AG Deutsche Zentral-Genossenschaftsbank	3,000,000	1.0%	0.28%	0.22%
Jefferies International Limited	3,000,000	1.0%	0.28%	0.22%
Mizuho International plc	3,000,000	1.0%	0.28%	0.22%
NATIXIS	3,000,000	1.0%	0.28%	0.22%
Nomura International plc	3,000,000	1.0%	0.28%	0.22%
Raiffeisen Centrobank AG	3,000,000	1.0%	0.28%	0.22%
RBC Europe Limited	3,000,000	1.0%	0.28%	0.22%
Standard Chartered Bank	3,000,000	1.0%	0.28%	0.22%
Wells Fargo Securities International Limited	3,000,000	1.0%	0.28%	0.22%
Total	299,841,985	100%	27.8%	21.7%

According to the underwriting agreement, the underwriters will pay us the subscription price for the new shares with respect to which rights are not exercised. These shares may be sold by the joint bookrunners, acting on behalf of the underwriters, in their sole discretion in the international offering or in open market transactions. For any such shares sold in the international offering or in open market transactions, the underwriters will pay us the offering price for such shares, but in no event less than the subscription price.

The total fees and commissions payable to the underwriters by us will amount to 2.0 % of the gross offering proceeds, or approximately € 135 million. The fee consists of a management fee (20 % of the total fee) and an underwriting commission (80 % of the total fee). We will retain 60 % of the management fee, and UBS Limited will retain 16 % as a front end fee. The remainder of the management fee will be distributed among UBS Limited, Banco Santander, S.A., Barclays Bank PLC, COMMERZBANK Aktiengesellschaft, Goldman Sachs International and J.P. Morgan Securities plc in accordance with their underwriting commitments. The underwriting commission will be allocated to the underwriters in accordance with their respective underwriting commitments.

The underwriting agreement provides that the obligations of the underwriters to consummate the offering are subject to certain conditions being satisfied. These conditions include the receipt of customary confirmations and legal opinions meeting the underwriters’ requirements and the making of necessary filings and the receipt of necessary approvals in connection with the offering. We also agreed in the underwriting agreement to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws.

All or most of the underwriters are not U.S.-registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the new shares in the United States, they will do so through one or more U.S. registered broker-dealers, which may be affiliates of such underwriters, in accordance with the applicable U.S. securities laws and regulations, and as permitted by the Financial Industry Regulatory Authority, Inc. regulations. Underwriters that are not U.S.-registered broker-dealers will not be able to make offers or sales in the United States otherwise than through Rule 15a-6 under the U.S. Securities Exchange Act of 1934, as amended.

Lock-Up

We have agreed vis-à-vis the underwriters that, for a period ending six months after the date of first trading of the new shares and commencing on May 18, 2014, we will not, to the extent permitted by German law and absent prior written consent of UBS Limited (which will not be unreasonably withheld or delayed), (i) exercise an authorization pursuant to our Articles of Association to increase our capital, (ii) except for the proposals contained in the invitation for the annual shareholders meeting for 2014, submit a proposal for a capital increase or the issuance of financial instruments convertible into our shares or with option rights for our shares to any meeting of the shareholders for resolution (except for authorizations pursuant to Section 202 or Section 221 (2) of the German Stock Corporation Act and the creation of a related conditional capital) or (iii) offer, pledge, allot, issue (unless being required by applicable law), sell, contract to sell, sell any option to purchase or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares in our capital or any securities convertible into or exercisable or exchangeable for shares in our capital or enter into any swap or other arrangement that transfers to a third party, in whole or in part, the economic risk of ownership of shares in our capital, whether any such transaction described above is to be settled by delivery of shares in our capital or such other securities, in cash or otherwise.

The foregoing restrictions will not apply to (i) the new shares being sold in this offering, (ii) contingent capital instruments (including the CRR/CRD 4 Additional Tier 1 securities issued or to be issued by us) (aa) mandatorily or voluntarily convertible into our shares, or (bb) being combined with any option, right or warrant to purchase any existing share or new share, or (cc) granting any participation rights (Genussrechte), or (dd) consisting of other instruments related to or combining any such instruments described under (aa) – (cc), in each case irrespective of whether or not subscription rights will be granted to our shareholders, (iii) for the purpose of issuing or otherwise distributing or allocating our shares or options for our shares or other instruments related to our shares to directors (including members of our management board or supervisory board) or our employees or those of any of our subsidiaries under a customary directors’ (including members of our management board or supervisory board) and/or employees’ stock option, share participation or other employee incentive plan or otherwise related to equity compensation of directors (including members of our management board or supervisory board) or employees, (iv) sales of our treasury shares (or derivative transactions related thereto) carried out in a manner consistent with our normal treasury activity, (v) hedging, market making and brokerage activities in the ordinary course of our or any of our affiliates’ trading activities and (vi) transactions by us or any of our affiliates’ in execution of customer orders.

For the avoidance of doubt, the foregoing restrictions do not apply to the issuance of new shares by Deutsche Bank to Paramount Services Holdings Ltd. in May 2014. There is no lock-up agreement between Paramount Services Holdings Ltd. and us in connection with the offering that is the subject of this prospectus supplement.

Other Relations Between the Underwriters and Deutsche Bank

Certain of the underwriters and their respective affiliates have performed, and may in the future perform, various financial advisory, investment banking, commercial banking or other services for us or our affiliates, for which they have received and are likely to continue to receive customary compensation. We or our affiliates have performed, and may also in the future perform, various financial advisory, investment banking, commercial banking or other services for certain of the underwriters or their respective affiliates, for which they have received and are likely to continue to receive customary compensation.

In connection with the offering, each of the underwriters and any affiliate acting as an investor for its own account may receive rights (if they are current shareholders of Deutsche Bank AG) in connection with the rights offering, and may exercise its right to take up such rights and acquire new shares, or may take up rump shares, if any, as part of the international offering and in that capacity, may retain, purchase or sell our rights, ordinary shares or rump shares and any other securities or other investments for its own account and may offer or sell such securities (or other investments) otherwise than in connection with the offering. References in this prospectus supplement to the rump shares being offered or placed should be read as including any offering or placement of ordinary shares to any of the underwriters and any affiliate acting in such capacity. The underwriters do not intend to disclose the extent of any such investments or transactions otherwise than in accordance with any legal or regulatory obligation to do so.

Stabilization and Other Trading Activities

In connection with the offering of the new shares, UBS Limited (or an agent or affiliate of UBS Limited) is acting as stabilization agent and may undertake measures aimed at supporting the stock exchange or market price of our ordinary shares in order to offset any sales pressure that may exist, which we refer to as “stabilization measures”.

Stabilization measures include transactions that stabilize, maintain or otherwise effect the market price of our ordinary shares. Such transactions may include creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of securities not owned by them. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The stabilization agent may also impose a penalty bid. This occurs when an underwriter repays to the other underwriters a portion of the underwriting discount or commission it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

The stabilization agent is under no obligation to take stabilization measures. Therefore, there is no guarantee that stabilization measures will be implemented. If stabilization measures are taken, they may be terminated at any time without prior notice.

Such stabilization measures may be undertaken from the date the subscription price is published and will end no later than the 30th calendar day following the expiration of the rights exercise period, expected to be July 24, 2014, or the stabilization period. The stabilization agent may not stabilize, effect any syndicate covering bid or impose a penalty bid, for our ordinary shares (i) at any time prior to the first trading day of the new shares on Frankfurt Stock Exchange, at a price exceeding the subscription price, or (ii) at any time on or after the first trading day of the new shares on the Frankfurt Stock Exchange until the last day of the stabilization period, at a price exceeding the international offering price.

Stabilization measures may cause the stock exchange or market price of our ordinary shares and/or the rights to be higher than it would have been without such measures. In addition, such measures may temporarily result in a stock exchange or market price at a level that is not sustainable over the long term.

Within one week after the end of the stabilization period, an announcement will be published as to whether or not a stabilization measure was carried out, the date on which the stabilization measure was commenced, the date on which the last stabilization measure was taken, and the price range within which the stabilization measure was carried out (for each date on which a stabilization measure was carried out).

Certain of the underwriters have advised us that they are currently making a market for our existing shares, and UBS Limited has advised us that it intends to make a market in the rights, in each case inside and outside of the United States. The underwriters may also engage in transactions for the accounts of others in our existing shares and rights and certain derivatives linked to our existing shares.

If these market-making and other activities are commenced, they may be discontinued at any time at the sole discretion of the relevant underwriter and without notice. These activities may occur on the Frankfurt Stock Exchange, the New York Stock Exchange, certain other exchanges, in the over-the-counter market in Germany or the United States or elsewhere outside the United States in accordance with applicable law and regulation.

Trading in the Rights and the New Shares by the Bank

During the distribution of the new shares in the offering, if applicable, we and certain of our affiliates intend to engage in various dealing and brokerage activities involving our ordinary shares when and to the extent permitted by applicable law. Among other things, we and certain of our affiliates, as the case may be, intend (1) to make a market in our shares by purchasing and selling our shares for our own account or to facilitate customer transactions; (2) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to our shares for our own or our affiliates’ own account and the accounts of customers; (3) to engage in trades in our shares for our own or our affiliates’ own account and the accounts of customers for the purpose of hedging positions established in connection with the derivatives market making described above; (4) to engage in unsolicited brokerage transactions in our shares with customers; (5) to trade in our shares and derivatives on our shares as part of our investment management activities for the accounts of customers; and (6) to trade in our shares in connection with employee incentive plans. These activities may occur on the FSE, Markit BOAT, Chi-X, Turquoise, BATS, the Eurex, the EUWAX or other German stock exchanges, in the over-the-counter market in Germany or elsewhere outside the United States. In addition, when and to the extent permitted by applicable law, our affiliated U.S. broker-dealer, Deutsche Bank Securities Inc., may engage in unsolicited brokerage transactions in our shares, and our investment management business groups may trade in our shares and derivatives on our shares, in the United States.

We and our affiliates are not obliged to make a market in or otherwise purchase our shares or derivatives on our shares and any such market making or other purchases may be discontinued at any time. These activities could have the effect of preventing or retarding a decline in the market price of our shares.

In addition, when and to the extent permitted under applicable law, we and our affiliates, as the case may be, may engage in various dealing and brokerage activities involving the subscription rights in and outside the United States, including making a market or transactions as principal or agent in the rights. However, we and our affiliates are not obliged to make a market in or otherwise purchase rights and any such market making or other purchases may be discontinued at any time. These activities could have the effect of preventing or retarding a decline in the market price of the rights.

ADDITIONAL INFORMATION

Note Regarding Non-GAAP Financial Measures

The following should be read together with the information contained under “Other Information” in our interim report for the three months ended March 31, 2014 which we filed on a Current Report on Form 6-K on April 29, 2014, and in the section “Further Description and Reconciliation of Non-GAAP Financial Measures” of our Form 20-F for 2013, which also describes where in the Form 20-F for 2013 certain non-GAAP financial measures are reconciled to the most directly comparable financial measures under IFRS.

Adjusted Cost Base and Income Before Income Taxes Adjusted

In connection with the implementation of our communicated strategy, we consider our adjusted cost base and our income before income taxes adjusted, both on a Group and a segment basis.

Adjusted cost base is a non-GAAP financial measure most directly comparable to the IFRS financial measure noninterest expenses. Adjusted cost base is calculated by adjusting noninterest expenses under IFRS for (i) the costs-to-achieve (CtA) of the Group’s Operational Excellence Program (OpEx), (ii) litigation expenses, (iii) policyholder benefits and claims, (iii) other severances, (iv) impairment of goodwill and other intangible assets and other divisional-specific cost items. We use adjusted cost base in calculating our adjusted cost-income ratio.

Income before income taxes adjusted (IBIT adjusted) is a non-GAAP financial measure most directly comparable to the IFRS financial measure income before income taxes (IBIT). IBIT adjusted is calculated by adjusting IBIT under IFRS for (i) credit valuation adjustments (mark-to-market movements on related hedges), debt valuation adjustments and funding valuation adjustments (CVA/DVA/FVA), (ii) OpEx CtA, (iii) other severances, (iv) litigation expenses and (v) impairment of goodwill and other intangible assets. We use IBIT adjusted in calculating our adjusted return on equity.

We believe that the presentation of our results of operations excluding the impact of these items provides a more meaningful depiction of the underlying fundamentals of our businesses impacted by such items.

In the implementation of our Group’s OpEx program, additional expenses toward the realization of such program (CtA) are incurred in current periods that we intend to result in cost savings over the longer term.

Separate from the OpEx CtA, other severance expenses are incurred as part of our Group’s efforts to position ourselves to meet current and future business and economic conditions.

Our Group has also incurred impairments of goodwill and other intangible assets, some of which pertain to businesses impacted by our Group’s response to business and economic conditions.

Our Group’s litigation expenses have been impacted by a number of larger items, many of which relate to matters occurring years before, such that inclusion of such items in the current period adjusted figures may obscure the underlying performance in the current period.

For internal steering purposes, policyholder benefits and claims are reclassified from noninterest expenses to noninterest revenues so as to consider them together with insurance revenues, to which they are related. The reclassification does not affect the calculation of IBIT adjusted.

CVA, or credit valuation adjustment, is an adjustment to asset values to reflect the counterparty’s credit risk. In calculating our IBIT adjusted, we exclude mark-to-market movements related to mitigating hedges for CRR/CRD 4 risk-weighted assets arising on CVA.

DVA, or debt valuation adjustment, is our Group’s valuation methodology for incorporating the impact of own credit risk in the fair value of derivative contracts.

FVA, or funding valuation adjustment, is our Group’s valuation methodology for incorporating the market implied funding costs for uncollateralized derivative positions in their fair values.

Other divisional-specific cost items include cost items which are unrelated to the divisions’ underlying operating business.

Following is a reconciliation of our adjusted cost base to our reported noninterest expenses for the financial years 2013 and 2012. Segment noninterest expenses under IFRS for both years have been restated to reflect the transfer from CB&S to NCOU of the Special Commodities Group in the first quarter of 2014. We cannot predict or quantify the levels relating to any adjustments for future periods.

	2013
(unaudited, unless stated otherwise) in € m	Corporate Banking & Securities	Global Transaction Banking	Deutsche Asset & Wealth Management	Private & Business Clients	Consolidation & Adjustments	Core Bank	Non-Core Operation Unit	Total Consolidated
Noninterest expenses (IFRS)	10,161	2,648	3,929	7,276	830	24,844	3,550	28,394 (1)

Cost-to-achieve(2)	(313)	(109)	(318)	(552)	7	(1,287)	(45)	(1,331)
Litigation	(1,142)	(11)	(50)	(1)	(536)	(1,740)	(1,296)	(3,036)
Policyholder benefits and claims	N/A	N/A	(460)	N/A	N/A	(460)	N/A	(460)
Other severance	(26)	(6)	(5)	(8)	(20)	(64)	(5)	(69)
Remaining(3)	0	(82)	(38)	(74)	(94)	(288)	(62)	(350)

Adjusted cost base	8,680	2,440	3,057	6,641	187	21,005	2,143	23,147

N/A	— Not applicable
(1)	Audited.
(2)	Includes cost-to-achieve related to Postbank and OpEx.
(3)	Includes impairment of goodwill and other intangible assets and other divisional-specific cost items.

	2012
(unaudited, unless stated otherwise) in € m	Corporate Banking & Securities	Global Transaction Banking	Deutsche Asset & Wealth Management	Private & Business Clients	Consolidation & Adjustments	Core Bank	Non-Core Operation Unit	Total Consolidated
Noninterest expenses (IFRS)	12,070	3,327	4,299	7,224	582	27,503	3,697	31,201 (1)

Cost-to-achieve(2)	(304)	(41)	(105)	(440)	(1)	(892)	(13)	(905)
Litigation	(790)	(303)	(64)	(1)	(457)	(1,615)	(992)	(2,607)
Policyholder benefits and claims	N/A	N/A	(414)	N/A	N/A	(414)	N/A	(414)
Other severance	(102)	(24)	(42)	(19)	(55)	(243)	(4)	(247)
Remaining(3)	(1,174)	(353)	(368)	(47)	0	(1,943)	(421)	(2,364)

Adjusted cost base	9,701	2,605	3,305	6,716	69	22,397	2,267	24,664

N/A	— Not applicable
(1)	Audited.
(2)	Includes cost-to-achieve related to Postbank and OpEx.
(3)	Includes impairment of goodwill and other intangible assets and other divisional-specific cost items.

Following is a reconciliation of our IBIT adjusted to our reported IBIT for the financial years 2013 and 2012. Segment IBIT under IFRS for both years has been restated to reflect the transfer from CB&S to NCOU of the Special Commodities Group in the first quarter of 2014. We cannot predict or quantify the levels relating to any adjustments for future periods.

	2013
(unaudited, unless stated otherwise) in € m	Corporate Banking & Securities	Global Transaction Banking	Deutsche Asset & Wealth Management	Private & Business Clients	Consolidation & Adjustments	Core Bank	Non-Core Operation Unit	Total Consolidated
IBIT (IFRS)	3,159	1,107	782	1,555	(1,744)	4,858	(3,402)	1,456	(1)

CVA/DVA/FVA(2)	203	0	0	0	276	479	171	650
Cost-to-achieve	313	109	318	552	(7)	1,287	45	1,331
Other severance	26	6	5	8	20	64	5	69
Litigation	1,142	11	50	1	536	1,740	1,296	3,036
Impairment of goodwill and other intangible assets	0	57	14	7	0	79	0	79

IBIT adjusted	4,843	1,290	1,170	2,123	(919)	8,507	(1,886)	6,621

(1)	Audited.
(2)	Credit Valuation Adjustments/Debt Valuation Adjustments/Funding Valuation Adjustments.

	2012
(unaudited, unless stated otherwise) in € m	Corporate Banking & Securities	Global Transaction Banking	Deutsche Asset & Wealth Management	Private & Business Clients	Consolidation & Adjustments	Core Bank	Non-Core Operation Unit	Total Consolidated
IBIT (IFRS)	2,904	665	154	1,519	(1,493)	3,749	(2,935)	814	(1)

CVA/DVA/FVA(2)	(350)	0	0	0	0	(350)	0	(350)
Cost-to-achieve	304	41	105	440	1	892	13	905
Other severance	102	24	42	19	55	243	4	247
Litigation	790	303	64	1	457	1,615	992	2,607
Impairment of goodwill and other intangible assets	1,174	73	202	15	(0)	1,465	421	1,886

IBIT adjusted	4,923	1,106	568	1,995	(980)	7,613	(1,505)	6,109

(1)	Audited.
(2)	Credit Valuation Adjustments/Debt Valuation Adjustments/Funding Valuation Adjustments.

TAXATION

The following is a discussion of material German and U.S. federal income tax consequences of the rights offering and of the ownership and disposition of our rights and our new shares. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular investor’s decision to acquire such securities. Each prospective investor should consult its own tax advisers about the particular German and U.S. federal income tax consequences to it of an investment in the securities.

Material Tax Considerations in the Federal Republic of Germany

The following summary sets forth the material German tax consequences of the receipt, ownership and disposition of the rights or the new shares by a U.S. Holder that receives these rights or acquires the new shares in connection with this rights offering.

This summary is based on the tax laws of Germany and the income tax treaty between Germany and the United States (the “Treaty”), all as currently in effect and all subject to change at any time, possibly with retroactive effect, or to different interpretation. There can be no assurance that the German tax authorities will not challenge one or more of the tax consequences described in this summary.

This summary is limited to U.S. Holders. A “U.S. Holder” in this discussion is a resident of the United States for purposes of the Treaty, who does not hold our rights or new shares as business assets in connection with a permanent establishment or fixed base in Germany or as business assets for which a permanent representative in Germany has been appointed, and who is fully eligible for benefits under the Treaty. A person will generally be a U.S. Holder entitled to Treaty benefits if it is:

•	the beneficial owner of our rights or new shares (and of the dividends paid with respect to those shares);

•

an individual resident of the United States, a U.S. corporation, or a partnership, estate or trust to the extent its income is subject to taxation in the United States in its hands or in the hands of its partners or beneficiaries;

•	not also a resident of Germany for German income tax purposes; and

•	not subject to any “anti-treaty shopping” provisions under German domestic law or the Treaty.

The discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a U.S. Holder of rights or new shares. In particular, this summary does not address tax considerations applicable to certain types of U.S. Holders that may be subject to special treatment under the German tax laws, such as companies of the finance or insurance sector.

The following summary of German tax consequences is for general information only and is not intended to constitute a complete analysis of all German tax consequences which could be relevant to U.S. Holders relating to their receipt, ownership and disposition of the rights or new shares pursuant to this offering. U.S. Holders should consult their tax advisers as to the particular tax consequences to them of owning the rights or new shares, including the procedure which needs to be observed to obtain a refund of German withholding taxes.

General

The issuance, the expiration or the exercise of rights by a U.S. Holder will not be taxable transactions for German tax purposes. U.S. Holders may become subject to German taxation in connection with the holding of new shares (taxation of dividend income), the sale of new shares and rights (taxation of capital gains) and the gratuitous transfer of new shares and rights (inheritance and gift tax).

Taxation of Dividends

Generally, a withholding tax at a rate of 25 percent on dividends we distribute plus a solidarity surcharge of 5.5 percent on the amount of the withholding tax (a total of 26.375 percent) must be withheld and remitted to the German tax authorities. The basis for the withholding tax is the dividend approved for distribution by our general shareholders’ meeting.

Withholding tax is, in principle, withheld regardless of whether and, if so, to what extent the shareholder must report the dividend for tax purposes and regardless of whether or not the shareholder is a resident of Germany.

Pursuant to the Treaty, the German withholding tax may not exceed 15 percent of the dividends received by shareholders who are eligible for treaty benefits. The difference between the withholding tax including solidarity surcharge that was levied and the Treaty rate will be refunded to a U.S. Holder upon application, as described below under “—Withholding Tax Refund for U.S. Holders.”

In the case of dividends received by corporations that are subject to limited taxation in Germany and do not have their registered office or place of management in Germany, two-fifths of the withholding tax withheld and remitted to the tax authorities can be refunded, without providing evidence that all conditions giving rise to a refund under the Treaty are satisfied and without prejudice to any further reduction the Treaty may provide (subject to the fulfillment of the “substance test”, see below).

In case of dividends received by a company not resident (for tax purposes) in Germany any reduction of German withholding tax requires that the foreign company meets a “substance test” pursuant to the German anti-treaty shopping rules.

Withholding Tax Refund for U.S. Holders

U.S. Holders are entitled to claim a refund of the portion of the otherwise applicable 25 percent German withholding tax (plus a 5.5 percent solidarity surcharge thereon) on dividends that exceeds the applicable Treaty rate (generally 15 percent).

Individual claims for refunds may be made on a special form, which must be filed with the German Federal Tax Office (Bundeszentralamt für Steuern, An der Küppe 1, D-53225 Bonn, Germany) within four years from the end of the calendar year in which the dividend is received. Copies of the required forms may be obtained from the German tax authorities at the same address or from the Embassy of the Federal Republic of Germany, 2300 M Street, NW, Suite 300, Washington, DC 20037, USA. As part of the individual refund claim, a U.S. Holder must submit to the German tax authorities the original withholding certificate (or a certified copy thereof) documenting the tax withheld and an official certification of United States tax residency on IRS Form 6166. IRS Form 6166 generally may be obtained by filing a properly completed IRS Form 8802 with the Internal Revenue Service.

Under a simplified refund procedure based on electronic data exchange (Datenträgerverfahren) a broker which is registered as a participant in the electronic data exchange procedure with the Bundeszentralamt für Steuern may, subject to certain exceptions, file an electronic collective refund claim on behalf of all of the U.S. Holders for whom it holds shares in custody. The electronic application generally does not need to include official certifications but must still provide certain details, including on the relevant U.S. Holder and the withholding certificate. The transmitted data may be used by the German tax authorities for administrative exchange of information between Germany and the United States. The refund is assessed against and paid to the broker, which will then pay the refund to the U.S. Holder for whom it is acting. The Bundeszentralamt für Steuern is entitled to review the U.S. Holder’s eligibility for a refund of withholding tax under the Treaty, including requiring the submission of official certifications.

Taxation of Capital Gains

Under the Treaty, a U.S. Holder will not be subject to German capital gains tax in respect of a sale or other disposition of rights or new shares.

Inheritance and Gift Tax

Under German domestic law, the transfer of new shares or rights by a U.S. Holder by reason of death or as a gift will generally be subject to German inheritance or gift tax if the decedent, donor, heir, beneficiary or other transferee maintained his or her residence or a habitual abode in Germany or had its place of management or registered office in Germany at the time of the transfer, or is a German citizen who has spent no more than five consecutive years outside Germany without maintaining a residence in Germany (special rules apply to certain German citizens and certain former German citizens who neither maintain a residence nor have their habitual abode in Germany).

The German Estate Tax Treaty with the United States provides that German inheritance or gift tax may be imposed in such a case.

Other Taxes

There are no transfer, stamp or similar taxes which would apply to the sale or transfer of the new shares or rights in Germany. Net worth tax is no longer levied in Germany.

Certain U.S. Federal Income Tax Considerations

The following summary sets forth the material U.S. federal income tax consequences of the ownership, sale, exercise and disposition of the rights or the new shares by a U.S. Holder (as defined above, see “— Material Tax Considerations in the Federal Republic of Germany”) (and solely to the extent described below under “— Backup Withholding and Information Reporting” to non-U.S. persons) that receives the rights or acquires the new shares in connection with this offering. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the Treaty, all as of the date hereof. These laws are subject to change, possibly with retroactive effect, and different interpretations. This summary does not purport to discuss all aspects of U.S. federal income taxation which may be relevant to the particular circumstances of investors, or that may be relevant to a particular person’s decision to acquire such rights or shares, and does not apply to investors subject to special tax rules, such as certain financial institutions, insurance companies, dealers in securities, traders in securities electing to mark their positions to market, regulated investment companies, certain U.S. expatriates, tax-exempt organizations, persons holding the rights or new shares as part of a position in a “straddle” or as part of a hedging transaction, constructive sale or conversion transaction for U.S. tax purposes, investors whose functional currency is not the dollar or persons who own, directly or indirectly, 10 percent or more of our voting power. In addition, this summary does not discuss any foreign, state or local tax considerations, the Medicare tax or alternative minimum tax, or any aspect of U.S. federal tax law other than income taxation. This summary only applies to holders that own our rights and new shares as “capital assets” (generally, property held for investment) within the meaning of the Code.

This discussion assumes that we were not a passive foreign investment company for U.S. federal income tax purposes (a “PFIC”) for our most recent taxable year, and that we will not be a PFIC for the current taxable year or in the foreseeable future. Please see the discussion under “— Passive Foreign Investment Company” below.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our rights or new shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding rights or new shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of the rights and the new shares.

Investors should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of receiving, owning, exercising and disposing of rights or of acquiring, owning and disposing of new shares in their particular circumstances.

Taxation of Rights

Receipt of Rights. Receipt of rights pursuant to the rights offering will be treated as a non-taxable distribution with respect to a U.S. Holder’s existing shares for U.S. federal income tax purposes.

If the fair market value of a U.S. Holder’s rights is less than 15 % of the fair market value of its existing shares on the date it receives the rights, the rights will be allocated a zero basis for U.S. federal income tax purposes, unless it elects to allocate basis between its new shares and the rights in proportion to the relative fair market values of the existing shares and the rights determined on the date of receipt. If a U.S. Holder chooses to allocate basis between its existing Shares and the rights, it must make this election in its tax return for the taxable year in which it receives the rights.

On the other hand, if the fair market value of the rights a U.S. Holder receives is 15 % or more of the fair market value of its existing shares on the date it receives the rights, then, except as discussed below in “— Not Exercising Rights,” the U.S. Holder must allocate its basis in its existing shares between the existing shares and the rights it receives in proportion to their fair market values determined on the date it receives the rights.

Exercise of Rights. A U.S. Holder will not realize gain or loss on the exercise of a right. A U.S. Holder’s tax basis in a new share acquired when it exercises its right will be equal to its adjusted tax basis in the right, if any, plus the U.S. dollar value subscription price determined at the spot rate on the date of exercise (which is expected to be the conversion date; see “The Offering — Conversion of U.S. Dollars to Euro”). The holding period of a new share acquired when a U.S. Holder exercises its right will begin with and include the date of exercise.

Not Exercising Rights. If a U.S. Holder receives the rights pursuant to the rights offering and such rights expire, the U.S. Holder will not recognize gain or loss. In addition, the tax bases of the associated shares will be the same as they were prior to the distribution of the rights.

Sale or Disposition of Rights. If a U.S. Holder sells or otherwise disposes of its rights, the U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that the U.S. Holder realizes and its tax basis in its rights, if any, determined in U.S. dollars. Such gain or loss will generally be long-term capital gain or loss if the rights are held for more than one year. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential tax rates in respect of long-term capital gain. A U.S. Holder’s holding period in the rights will include the holding period in the shares with respect to which the rights were distributed. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

The amount realized on a sale or other disposition of rights for an amount in a currency other than the U.S. dollar (a “foreign currency”) will be the U.S. dollar value of this amount on the date of sale or disposition (or in the case of cash basis and electing accrual basis taxpayers, the settlement date, provided that the rights are traded on an established securities market). On the settlement date, the U.S. Holder will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of rights traded on an established securities market that are sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), the amount realized will be based on the exchange rate in effect on the settlement date for the sale, and no exchange gain or loss will be recognized at that time. If an accrual basis U.S. Holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service (“IRS”).

Taxation of New Shares

Dividends. The gross amount of any distributions (including the amount of any German withholding taxes) on the new shares generally will be taxable as foreign source dividend income at the time of actual or constructive receipt by a U.S. Holder, to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends received deduction allowed to certain corporations under the Code. Under current law, dividends paid to certain non-corporate U.S. Holders constitute qualified dividend income, which will generally be taxable at a lower rate than other ordinary income provided that the U.S. Holder meets certain holding period requirements. Dividends paid with respect to the new shares generally will be qualified dividend income.

The amount of the dividend distribution that a U.S. Holder must include in income will be the U.S. dollar value of the euro payments made, determined at the spot euro/U.S. dollar rate on the date the dividend distribution is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars. Any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date it is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Any gain or loss realized will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. If dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income but may be required to recognize foreign currency gain or loss on the receipt of a refund in respect of German withholding tax to the extent the U.S. dollar value of the refund differs from the U.S. dollar equivalent of that amount on the date of receipt of the underlying dividend.

With certain exceptions for short-term and hedged positions, any German withholding tax imposed on distributions with respect to our new shares will be treated, up to any applicable reduced rates provided under the Treaty, as a foreign income tax that is eligible (subject to generally applicable limitations and conditions) for credit against a U.S. Holder’s U.S. federal income tax liability or, at the U.S. Holder’s election, for deduction in computing its taxable income.

Sale or Disposition of New Shares. If a U.S. Holder sells or otherwise disposes of its new shares, it will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that it realizes and its tax basis in its new shares that are disposed of. Such gain or loss will generally be long-term capital gain or loss if the new shares are held for more than one year. Certain non-corporate U.S. Holders (including individuals) generally are eligible for preferential tax rates in respect of long-term capital gain. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

The tax basis of a new share purchased with foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase, or the settlement date for the purchase, in the case of new shares traded on an established securities market that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects). (For the tax basis of a U.S. Holder in new shares acquired by exercising rights, see “— Taxation of Rights — Exercise of Rights” above.) The amount realized on a sale or other disposition of new shares for an amount in foreign currency will be the U.S. dollar value of this amount on the date of sale or disposition. On the settlement date, the U.S. Holder will recognize U.S.-source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of new shares traded on an established securities market that are sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), the amount realized will be based on the exchange rate in effect on the settlement date for the sale, and no exchange gain or loss will be recognized at that time. If an accrual basis U.S. Holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

Passive Foreign Investment Company

In general, a foreign corporation is a PFIC for any taxable year in which (i) at least 75 % of its gross income is passive income or (ii) at least 50 % of the value (determined based on a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income. The determination whether we are a PFIC must be made annually depending on the particular facts and circumstances, such as the valuation of our assets, including goodwill and other intangible assets, at the time. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not a PFIC for U.S. federal income tax purposes with respect to our taxable year ended December 31, 2013. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not currently anticipate becoming a PFIC for our taxable year ending December 31, 2014, or for the foreseeable future. However, the PFIC rules are complex and their application to financial services companies is unclear. Each U.S. Holder should consult its own tax advisor regarding the potential applicability of the PFIC regime to us and its implications for their particular circumstances.

Backup Withholding and Information Reporting

Payments of dividends and sales proceeds of rights or new shares that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the holder (i) is a corporation or other exempt recipient or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Holders that are not U.S. persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification of its non-U.S. status in connection with payments received within the United States or through a U.S.-related financial intermediary (generally on Form W-8BEN or W-8BEN-E, as applicable). Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

CERTAIN ERISA CONSIDERATIONS

As a general matter, each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or individual retirement account, Keogh plan or other retirement plan, account or arrangement subject to Section 4975 of the Code (collectively, “Plans”) to acquire or hold any investment should consider whether the investment would be consistent with the documents and instruments governing the Plan and such person’s fiduciary duties to the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. It is not anticipated that the mere receipt of rights as a dividend would, standing alone, implicate fiduciary duties to a Plan or result in a prohibited transaction.

However, each person considering the use of plan assets to acquire or hold rights in the secondary market, or to exercise the rights in exchange for ordinary shares, should consider whether the investment would be consistent with the documents and instruments governing the Plan and such person’s fiduciary duties to the Plan. Furthermore, the exercise of the rights or an acquisition of rights from us or one of our affiliates could constitute a prohibited transaction.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such Plans (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans, including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code (“Non-ERISA Arrangement”) but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

As a result, the rights may not be exercised by or purchased by any Plan or any person investing “plan assets” of any Plan from us or one of our affiliates, unless such exercise, purchase or holding of a right (and the holding of ordinary shares following such exercise) is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “Service Provider Exemption”) for certain transactions with non-fiduciary service providers for adequate consideration.

Accordingly, each person who purchases rights from us or one of our affiliates and each person who exercises a right will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from and including the date on which the person acquires any interest in any rights from us or one of our affiliates or acquires ordinary shares upon the exercise of a right to the date on which the purchaser disposes of its interest in any such rights (or such ordinary shares, as the case may be), that such person, by its purchase or holding of such rights (or such ordinary shares, as the case may be) that (a) its purchase and holding of the rights (or such ordinary shares) is not made on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement, or (b) (i) its purchase and holding of the rights (or such ordinary shares) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 or the Service Provider Exemption or a similar exemption under any Similar Laws and (ii) neither Deutsche Bank AG nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA or any Similar Laws) in connection with such purchase or holding of the rights (or such ordinary shares) and has not provided any advice that has formed or may form a basis for any investment decision concerning such a purchase or holding of the rights (or such ordinary shares).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the entitlements in the secondary market on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or the Service Provider Exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Each purchaser and holder of the rights has exclusive responsibility for ensuring that its purchase and holding of the rights does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any rights to a Plan or Non-ERISA Arrangement is in no respect a representation by us, the underwriters or any other party involved in the offering of the rights that the rights meet all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the rights are appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

EXPENSES OF THE OFFERING

Assuming that all of the new shares are subscribed at the price on the cover of this prospectus supplement, we expect the gross proceeds from this offering before expenses, commissions or fees will amount to € 6,746 million. We expect to incur underwriting commissions and other offering-related expenses of up to an aggregate of approximately € 124 million, which includes the underwriting and placement commission of the underwriters in an approximate amount of € 119 million (excluding that attributable to us). The net proceeds before tax we will receive will therefore total € 6,622 million. The following is a statement of other expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be paid (in €)
Securities and Exchange Commission Registration Fee.	150,000
New York Stock Exchange Listing Fee	150,000
Other Exchange Listing and Regulatory Fees	110,000
Agent Fees	65,000
Legal Fees.	1,210,000
Accounting Fees.	3,650,000
Printing and Engraving Costs.	215,000

Total	5,550,000

LEGAL MATTERS

Certain legal matters with respect to German law relating to the validity of the offered rights and the new shares will be passed upon for us by Group Legal Services of the Bank. Cleary Gottlieb Steen & Hamilton LLP will pass upon certain legal matters with respect to United States, New York, German and United Kingdom law for the Bank. Davis Polk & Wardwell London LLP will pass upon certain legal matters with respect to United States and New York law for the underwriters and Hengeler Mueller Partnerschaft von Rechtsanwälten mbB will pass upon certain legal matters with respect to German law for the underwriters. Davis Polk & Wardwell London LLP and Hengeler Mueller Partnerschaft von Rechtsanwälten mbB have in the past represented, and continue to represent, the Bank and certain of its affiliates on a regular basis and on a variety of matters.

Deutsche Bank Aktiengesellschaft

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Debt Securities

Warrants

Purchase Contracts

Units

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	ordinary shares of Deutsche Bank Aktiengesellschaft;

•	tradable subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft;

•

debt securities that may consist of senior or subordinated debt securities, including debt securities convertible into, exchangeable for, or linked to one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, intangibles, articles or goods, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items; and

•

units that may consist of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by Deutsche Bank Aktiengesellschaft and debt obligations or other securities of Deutsche Bank Aktiengesellschaft or an entity affiliated or not affiliated with Deutsche Bank Aktiengesellschaft.

This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on all the German stock exchanges (Frankfurt, Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart) as well as the New York Stock Exchange, where the ordinary shares trade under the symbol “DB.” Unless stated otherwise in a prospectus supplement, we will not list the other securities offered hereunder on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters, agents or dealers will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is September 28, 2012.

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer any of the following securities: ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts and units. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Ordinary Shares

We may offer ordinary shares.

Tradable

Subscription

Rights

We may issue tradable subscription rights that would entitle the holders to subscribe for ordinary shares. We will provide one or more prospectus supplements that describe the specific terms of any subscription rights offering, including, as applicable, the title of the subscription rights; the exercise price for the subscription rights; the number of subscription rights issued; the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date; the date on which the exercise of the subscription rights will commence, and the date on which the rights will expire; information regarding the trading of the subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradable; and any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights.

Debt Securities

We may issue senior and subordinated debt securities. We will provide one or more prospectus supplements that describe the specific designation; the aggregate principal amount; the purchase price; the maturity; the redemption terms; whether the debt securities are senior or subordinated debt securities and, if they are subordinated debt securities, the terms of the subordination; whether the securities are linked, convertible or exchangeable securities and, if so, the securities (which may be issued by us or an entity affiliated or not affiliated with us), indices, currencies, commodities, interest rates, intangibles, articles or goods, or other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items to which they are linked or into or for which they are convertible or exchangeable; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the interest rate, manner of calculating the interest rate and the time of payment of interest, if any; the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism; the listing, if any, on a securities exchange; and any other specific terms of the debt securities.

The senior debt securities will be issued under the senior indenture dated November 22, 2006 among us, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar. The subordinated debt securities will be issued under a subordinated indenture we will enter into with a U.S. banking institution we will identify, as trustee, and one or more paying agents, an issuing agent and a registrar we will identify. We may amend, restate or replace the senior indenture and/or the subordinated debt indenture from time to time. The indentures that govern our debt securities do not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the senior indenture and the form of subordinated indenture, which are exhibits to our registration statement.

Warrants

We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Warrants will not be contractually subordinated in priority of payment to our senior obligations.

Purchase

Contracts

We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units

We may offer as units any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Form

We may issue ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts and units, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in

Prospectus

Supplements

When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts and units to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches

We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of

Interest

To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution — Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 4 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242. Reports and other information concerning the business of Deutsche Bank Aktiengesellschaft may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus. We incorporate by reference in this prospectus:

(1)

“Item 10: Additional Information — Memorandum and Articles of Association” of the Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2008, filed on March 24, 2009, which we also refer to as our “2008 Form 20-F.”

(2)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2011, filed on March 20, 2012, which we also refer to as our “2011 Form 20-F.”

(3)

Current Reports on Form 6-K of Deutsche Bank Aktiengesellschaft dated April 27, 2012, July 31, 2012, August 14, 2012 and September 12, 2012, in each case only to the extent expressed therein to be incorporated by reference into a then-effective registration statement of Deutsche Bank Aktiengesellschaft.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49- 69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events — Reports — SEC Filing.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2011 Form 20-F and the other documents incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions, including the ongoing sovereign debt crisis in Europe, and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions, including the ongoing sovereign debt crisis in Europe;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to economic and business conditions, including the ongoing sovereign debt crisis in Europe, and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•	other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our 2011 Form 20-F and elsewhere in the 2011 Form 20-F, this document, and others to which we do not refer.

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of June 30, 2012, on an unaudited basis, we had total assets of €2,241.2 billion, total liabilities of €2,184.8 billion and total shareholders’ equity of €55.7 billion, in each case on the basis of IFRS.

As of June 30, 2012, our share capital amounted to €2,380 million consisting of 929,499,640 ordinary shares of no par value, of which 917,983,385 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2011 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended June 30, 2012 and December 31, 2011, 2010 and 2009 included as Exhibit 99.3 to our Current Report on Form 6-K filed with the SEC on July 31, 2012 is hereby incorporated by reference.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of June 30, 2012 included as Exhibit 99.2 to our Current Report on Form 6-K filed with the SEC on July 31, 2012 is hereby incorporated by reference. As of August 31, 2012, there has not been a material change in our capitalization and indebtedness from that set forth in such Capitalization Table.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information — Memorandum and Articles of Association” in our 2011 Form 20-F and “Item 10: Additional Information — Memorandum and Articles of Association” in our 2008 Form 20-F. The summary describes our Articles of Association. Our Articles of Association were most recently approved at the annual shareholders’ meeting held on May 31, 2012 and have been registered in the Commercial Register in Frankfurt am Main. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are incorporated herein by reference, to understand them fully.

Share Capital and Shares

As of August 31, 2012, our share capital amounted to €2,379,519,078.40 consisting of 929,499,640 no par value ordinary registered shares, each representing a notional par value of €2.56 in our share capital and carrying full dividend rights as from January 1, 2012. Thereof 3,566,145 ordinary shares, representing €9,129,331 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of August 31, 2012:

Number of ordinary shares	Total share capital issued and fully paid	Treasury shares (Shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of January 1, 2012	929,499,640	(24,888,999)	904,610,641

Capital increase	—	—	—
Ordinary shares issued under share-based compensation plans	—	—	—
Ordinary shares purchased for treasury	—	(292,616,025)	(292,616,025)
Ordinary shares sold or distributed from treasury	—	313,938,879	313,938,879

Ordinary shares outstanding as of August 31, 2012	929,499,640	(3,566,145)	925,933,495

According to our Articles of Association, all ordinary shares are issued in the form of registered shares. Shareholders are required to notify the Bank for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in the Bank’s share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

Stock Exchange Listing

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange.

Transferability of Shares

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Development of the Share Capital since 2009

As of December 31, 2008, our share capital amounted to €1,461,399,078.40 and was divided into 570,859,015 ordinary registered shares with no par value. Since December 31, 2008, our share capital has developed as follows:

•

On February 23, 2009, we issued 50,000,000 shares (with full dividend rights for the year 2008 and without subscription rights) from our authorized capital created in 2006 against a contribution in kind of 50,000,000 ordinary shares of Deutsche Postbank AG and our share capital was accordingly increased by €128,000,000. The new shares were issued to Deutsche Post AG as consideration for the transfer of shares in Deutsche Postbank AG. The capital increase was registered in the Commercial Register on March 6, 2009. Following this capital increase, our registered share capital amounted to €1,589,399,078.40 and was divided into 620,859,015 ordinary registered shares with no par value.

•

On October 5, 2010, we issued 308,640,625 new registered no par value shares (common shares) against cash payments using authorized capital created in 2007, 2008 and 2009 and our share capital was accordingly increased by €790,120,000. The new shares were issued with full dividend rights for the year 2010 through subscription rights; 99.31% of the subscription rights were exercised, and thus 306,511,140 new shares were issued at a subscription price of €33.00 per share. The remaining 2,129,485 new shares were placed in Xetra trading at a weighted average price of €41.34. The capital increase was registered in the Commercial Register on October 5, 2010. Following this capital increase, our registered share capital amounts to €2,379,519,078.40 and is divided into 929,499,640 ordinary registered shares with no par value.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2010 and 2011), see note 32 to the consolidated financial statements in our 2011 Form 20-F.

Authorized Capital.

Our share capital may be increased by issuing new shares out of authorized capital against cash payments, and in some circumstances against contributions in kind. Our authorized but unissued capital as of the date of this prospectus amounts to €1,152,000,000.

•

By resolution of our annual shareholders’ meeting dated May 26, 2011, the Management Board is authorized to increase our share capital on or before April 30, 2016, on one or more occasions, by up to a total of €230,400,000 through the issuance of new shares against cash payment. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the total shares issued since the authorization in accordance with Section 186 (3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed 10% of the share capital at the time the authorization becomes effective – or if the value is lower – at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

•

By resolution of our annual shareholders’ meeting dated May 26, 2011, the Management Board is authorized to increase our share capital on or before April 30, 2016, on one or more occasions, by up to a total of €230,400,000 through the issuance of new shares against cash payment or contributions in kind. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre- emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights if the capital increase against contributions in kind is carried out in order to acquire companies or shareholdings in companies. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by certain banks specified by the Management Board with the obligation to offer them to the shareholders (indirect pre-emptive right).

•

By resolution of our annual shareholders’ meeting dated May 26, 2011, the Management Board is authorized to increase our share capital on or before April 30, 2016, on one or more occasions, by up to a total of €691,200,000 through the issuance of new shares against cash payment. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to exclude fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights in so far as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by certain banks specified by the Management Board with the obligation to offer them to the shareholders (indirect pre-emptive right).

Conditional Capital.

Our conditional but unissued capital as of the date of this prospectus amounts to €691,200,000, divided as follows:

•

By resolution of our annual shareholders’ meeting dated May 27, 2010, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out insofar as (a) the holders of conversion rights or option rights linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2015, by us or our affiliates make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2015, by us or our affiliates, fulfill their obligation to convert.

•

By resolution of our annual shareholders’ meeting dated May 26, 2011, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out in so far as (a) the holders of conversion rights or option rights that are linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2016, by us or our affiliates, based on the authorization granted to the Management Board by resolution of our annual shareholders’ meeting on May 26, 2011, make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2016, by us or our affiliates, fulfill their obligation to convert.

•

By resolution of our annual shareholders’ meeting dated May 31, 2012, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out in so far as (a) the holders of conversion rights or option rights that are linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization granted to the Management Board by resolution of our annual shareholders’ meeting on May 31, 2012, make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization specified above, fulfill their obligation to convert.

Authorization to Acquire Own Shares.

As of August 31, 2012, we held 3,566,145 of our own shares.

Authorization pursuant to Section 71(1) no. 7 of the German Stock Corporation Act.

On May 27, 2010, our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no.7 of the German Stock Corporation Act, to acquire own shares of the Bank.

We are authorized pursuant to Section 71(1) no. 7 of the German Stock Corporation Act to buy and sell, for the purpose of securities trading, own shares on or before November 30, 2014, at prices which do not exceed or fall short of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the respective three preceding stock exchange trading days by more than 10%. In this context, the shares acquired for this purpose may not, at the end of any day, exceed 5% of our share capital.

Authorization pursuant to Section 71(1) no. 8 of the German Stock Corporation Act.

On May 31, 2012, our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, to acquire own shares.

We are authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before November 30, 2016, own shares of the Bank in a total volume of up to 10% of our share capital at the time the resolution is taken or — if the amount is lower — of our share capital at the time this authorization is exercised. Together with own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, own shares purchased on the basis of this authorization may not at any time exceed 10% of our respectively applicable share capital. Own shares may be bought through a stock exchange or by means of a public tender offer to all shareholders. The price for the purchase of shares (excluding ancillary purchase costs) through the stock exchange may not be more than 10% higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public tender offer, it may not be more than 10% higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public tender offer exceeds the planned buy back volume, acceptance must be in proportion to the shares offered in each case. We may provide for a preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder.

The Management Board is also authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange, through an offer to all shareholders or against contribution in kind with the exclusion of the shareholders’ pre-emptive rights, for the purpose of acquiring companies, shareholdings in companies or other assets that serve to advance the company’s business operations. In addition, the Management Board is authorized, in case it disposes of acquired own shares through an offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The Management Board is also authorized, with the exclusion of shareholders’ pre-emptive rights, to use such own shares to issue shares to our and our affiliates’ employees and retired employees or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to our and our affiliates’ employees or members of executive or non-executive management bodies.

Furthermore, the Management Board is authorized with the exclusion of shareholders’ pre-emptive rights to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of our shares on the stock exchange at the time of sale. This authorization may only be used to the extent it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of our share capital at the time this authorization becomes effective or — if the amount is lower — at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186 (3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10% of our share capital. Shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights are also to be included to the extent these bond or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186 (3) sentence 4 of the German Stock Corporation Act.

The Management Board may cancel shares acquired on the basis of this authorization without any further resolution of the shareholders’ meeting.

Dividends and Paying Agents

For more information on our dividend policy and legal basis for dividends under German law, see our 2011 Form 20-F “Item 8: Financial Information — Dividend Policy.”

Shareholders registered with our New York transfer agent will be entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Registrar Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Registrar Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Registrar Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Registrar Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Registrar Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Additional Capital

For a description of our authorized but unissued capital, conditional capital and share-based compensation plans, please see “Development of the Share Capital since 2009 — Authorized Capital” and “Development of the Share Capital since 2009 — Conditional Capital” above, and note 32 to the consolidated financial statements in our 2011 Form 20-F. For a description of our share-based compensation plans, please see note 33 to the consolidated financial statements in our 2011 Form 20-F.

Stock Options

Pursuant to an employee share ownership plan in the United Kingdom, options on approximately 350,000 shares granted to employees were outstanding as of August 31, 2012, which options have exercise prices ranging from €24.17 to €92.38 and exercise dates running through 2015. Otherwise, as of the date of this prospectus there were no persons to whom our capital or the capital of any of our consolidated subsidiaries is under option or agreed conditionally or unconditionally to be put under option.

DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE

FOR ORDINARY SHARES

We may offer tradable statutory subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft. The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•

a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our ordinary shares at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights. If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, directly or through one of its branches, and in each case, the trustee authenticates and delivers under the applicable indenture.

The senior debt securities (and, in the case of debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank on parity with the claims of all our other unsecured creditors other than those claims which are expressly preferred by law of the jurisdiction of our incorporation or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, the law of the jurisdiction where the branch is established. The subordinated debt securities (and, in the case of debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors and will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except that they shall rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the subordinated debt securities.

We may issue debt securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any debt securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Indentures

We may issue senior debt securities and/or subordinated debt securities, directly or through one of our branches. The senior debt securities offered pursuant to this prospectus will be issued, in one or more series under, and will be governed by, the senior indenture among us, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar. The subordinated debt securities offered pursuant to this prospectus will be issued, in one or more series under, and will be governed by, a subordinated indenture we will enter into with a U.S. banking institution we will indentify, as trustee, and one or more paying agents, an issuing agent and a registrar we will identify. Each of the senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and under the subordinated indenture, upon a default in any series of debt securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

We refer to each of the trustees under the senior indenture and the subordinated indenture, including any successor trustee, as the “trustee” with respect to that indenture and the debt securities issued under it. We refer to each of the senior indenture and the subordinated indenture, in each case as it may be supplemented from time to time, as an “indenture” and collectively as the “indentures.”

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the applicable indenture. The terms of each indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior indenture and the form of the subordinated indenture will be included as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indenture for provisions that may be important to you.

We May Issue Different Series of Debt Securities

Neither indenture limits the amount of debt that may be issued. We may issue debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the debt securities that apply generally to all series. The provisions of each of the indentures allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Payments on the Debt Securities

Denomination and currency. The debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed rate and floating rate debt securities. Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or exchangeable debt securities. We may issue debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles or goods, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

We may issue subordinated debt securities that have terms that enable them to be counted as a portion of our capital for purposes of the regulatory capital adequacy requirements to which we are subject. We may seek to amend the subordinated indenture, for instance, upon clarification of open questions regarding the regulatory treatment of different kinds of structures involving subordinated debt securities. We will include in amendments to the registration statement of which this prospectus is a part or prospectus supplements descriptions of any amendments and of the terms of any subordinated debt securities that we intend to qualify for inclusion in our regulatory capital.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	whether the debt securities are senior or subordinated;

•	whether the debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

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the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

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information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture thereto or issuer order under which that series of debt securities is issued.

Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in either of the indentures or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the debt securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Debt Securities

The discussion of subordination in this section applies only to our subordinated debt securities, directly or through one of its branches, issued under the subordinated indenture.

When the term “senior indebtedness” is used in the context of the subordinated debt securities it means the claims of all of our unsubordinated creditors, including:

•	any money we have borrowed, including any senior debt securities issued under the senior indenture;

•	any money borrowed by someone else where we have assumed or guaranteed the obligations, directly or indirectly;

•	any letters of credit and acceptances made by banks on our behalf; and

•	indebtedness that we have incurred or assumed in connection with the acquisition of any property.

Senior indebtedness does not include any indebtedness that is expressed to be subordinate to or on parity with the subordinated debt securities.

The subordinated indenture provides that:

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in the event of our dissolution or liquidation, or insolvency proceedings against us, the subordinated securities will be subordinated to the claims of all of our unsubordinated creditors so that in any such event no amounts will be payable under the subordinated debt securities until the claims of all of our unsubordinated creditors have been satisfied in full;

•	the claims of a holder of subordinated debt securities may not be set off against any of our claims;

•

no collateral of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of subordinated debt securities arising under the subordinated debt securities, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by us or any third party shall not secure the claims arising from the subordinated debt securities;

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no subsequent agreement may limit the subordination provisions applicable to any series of subordinated debt securities or amend the maturity date or redemption date of any subordinated debt securities to an earlier date or shorten any applicable notice period; and

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any redemption of any series of subordinated debt securities prior to their stated maturity shall be subject to receipt by the Bank of prior written approval of the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) or other competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of the German Federal Financial Supervisory Authority or other competent authority.

If we fail to make payment on the debt securities when due for reasons other than the subordination provisions preventing us from making such payment, we will be in default on our obligations under the subordinated indenture. In such case, the trustee and the holders of subordinated debt securities could take action against us, but they may not accelerate the maturity of the subordinated debt securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Events of Default

The senior indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

In accordance with German law, there are no events of default (as defined below) under the subordinated indenture other than with respect to insolvency (as described below) and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

An event of default is defined under the senior indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events (each a “senior event of default”) having occurred and being continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of debt securities for 30 days;

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we fail to perform or observe any of our other obligations under the securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of not less than 33 1/3% in aggregate principal amount of the debt securities of all series affected thereby requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act, will not constitute a senior event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

Any additional or different senior events of default applicable to a particular series of debt securities issued under the senior indenture will be described in the prospectus supplement relating to such series.

An event of default is defined under the subordinated indenture, with respect to any series of debt securities issued under that indenture, as:

•	the opening of insolvency proceedings against us by a German court having jurisdiction over us (a “subordinated event of default”).

No Negative Pledge. Neither of the indentures contains any restrictions preventing us from incurring additional debt.

Acceleration of Senior Debt Securities Upon a Senior Event of Default.

The senior indenture provides that:

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if a senior event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if a senior event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all senior events of default under the senior indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding senior debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

Acceleration of Subordinated Debt Securities Upon Subordinated Event of Default

The subordinated indenture provides if a subordinated event of default occurs or is continuing, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all subordinated debt securities and interest accrued thereon to be due and payable immediately.

No Acceleration of Subordinated Debt Securities Upon Other Defaults.

The subordinated indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of subordinated debt securities or a default in the performance of any of our other covenants under the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. Each of the indentures provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each of the indentures contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. Each of the indentures provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

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the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Depending on the type of regulatory capital for which the subordinated debt securities in question qualify, distributions on such instruments may be paid only out of distributable items, and we may retain full discretion at all times to cancel distributions on instruments qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by the competent authority to not make any such distributions. In addition, depending on the terms of the instrument, the principal of a subordinated debt security may be written down automatically or, by order of a competent authority, such instrument may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of a subordinated debt instrument would not be able to bring an action. Additionally, the provisions governing the subordinated debt security will not give the holder the right to accelerate future scheduled payments of interest or principal, other than in the insolvency of the institution.

Each of the indentures contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge and Defeasance

We have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions.

Due to the limitations placed on repayments (including through discharge and defeasance) of subordinated debt securities which otherwise would qualify for regulatory capital treatment, only certain provisions on discharge and none of the provisions on defeasance will be applicable to subordinated debt securities that qualify for regulatory capital treatment.

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

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under the senior indenture or the subordinated indenture, paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding debt securities issued thereunder in accordance with their terms;

•	under the senior indenture or the subordinated indenture, delivered to the trustee for cancellation all of the outstanding debt securities issued thereunder; or

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under the senior indenture only, if in the case of any series of debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which we refer to as “defeasance.”

Defeasance may be effected only if, among other things:

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we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

This opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus, since the above results would not occur under current tax law.

Modification of an Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indentures to:

•	with respect to the senior indenture only, convey, transfer, assign, mortgage or pledge to the trustee as security for the senior debt securities of one or more series any property or assets;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

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alter the terms on which holders of the debt securities may convert or exchange debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the applicable indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the applicable indenture.

The subordinated indenture also provides that any change affecting the ranking of a subordinated debt security in a manner adverse to the holders thereof may not be made without the consent of each holder thereof.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to either of the indentures and to the rights of the holders of the debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding debt securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of subordinated debt securities, the subordination provisions thereof, which will be governed by German law.

DESCRIPTION OF WARRANTS

We may offer warrants separately or together with one or more additional warrants, ordinary shares, tradable subscription rights to subscribe for our ordinary shares, purchase contracts and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the items described above as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

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certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the warrants;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

Governing Law

The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the property described above as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify, if applicable, certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the purchase contracts.

Prepaid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe, if applicable:

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the designation and the terms of the units and of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the agreement governing the units;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the units.

The terms and conditions described under “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security, warrant, purchase contract and unit will be represented either by:

•	one or more global securities representing the entire issuance of securities, or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “— Limitations on Issuance of Bearer Securities.”

Unless the applicable prospectus supplement specifies otherwise, our ordinary shares will be issued in the form of global registered shares represented by one or more global securities.

Unless the applicable prospectus supplement specifies otherwise, tradable subscription rights to subscribe for our ordinary shares will be issued as book-entry interests in global registered form.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of the trustees or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue ordinary shares, registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases (except with regard to ordinary shares), one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. In the case of ordinary shares, one or more registered global securities will be issued in the aggregate amount of the number of ordinary shares to be represented. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, debt securities, and any payments to holders with respect to ordinary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of dividend, principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations Section 1.163–5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•

they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in United States Treasury Regulations Section 1.163- 5(c)(2)(i)(D)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•

they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)

is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or

(2)

is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•

is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above regulations.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal, and we will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent – in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase ordinary shares, tradable subscription rights to subscribe for ordinary shares, debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	*
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000
Legal Fees	$500,000
Accounting Fees	$50,000
Printing and Engraving Costs	$20,000

Total	$590,000

(*)	Unknown because the filing is being deferred pursuant to Rule 456(b) and 457(r) under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will be passed upon for the issuer of those securities by Davis Polk & Wardwell LLP.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, which were prepared in accordance with IFRS and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 appearing in our annual report on Form 20-F for the year ended December 31, 2011, are incorporated by reference herein in reliance upon the audit reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

1,079,358,395 Rights

299,841,985 Ordinary Shares, € 22.50 per Ordinary Share

Prospectus Supplement dated June 5, 2014

(to prospectus dated September 28, 2012)